- --------------------------------------------------------------------------------


                        PACKAGING RESOURCES INCORPORATED,
                                    as Issuer

                                       TO

                              LASALLE NATIONAL BANK
                                     Trustee


                                  -------------


                                    Indenture

                            Dated as of May 17, 1996






                                  -------------


                                  $110,000,000

                      11 5/8% Senior Secured Notes due 2003




- --------------------------------------------------------------------------------

                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                                   Indenture
  Act Section                                                      Section
- --------------                                                    ---------

Section 310(a)(1)    . . . . . . . . . . . . . . . . . . . . . .     609
           (a)(2)    . . . . . . . . . . . . . . . . . . . . . .     609
           (a)(3)    . . . . . . . . . . . . . . . . . . . . . .     615
           (a)(4)    . . . . . . . . . . . . . . . . . . . . . .     Not
                                                                      Applicable
           (a)(5)    . . . . . . . . . . . . . . . . . . . . . .     608
                                                                     610
           (b)       . . . . . . . . . . . . . . . . . . . . . .     608
                                                                     610
Section 311(a)       . . . . . . . . . . . . . . . . . . . . . .     613
           (b)       . . . . . . . . . . . . . . . . . . . . . .     613
Section 312(a)       . . . . . . . . . . . . . . . . . . . . . .     701
                     . . . . . . . . . . . . . . . . . . . . . .     702(a)
           (b)       . . . . . . . . . . . . . . . . . . . . . .     702(b)
           (c)       . . . . . . . . . . . . . . . . . . . . . .     702(c)
Section 313(a)       . . . . . . . . . . . . . . . . . . . . . .     703(a)
           (a)(4)    . . . . . . . . . . . . . . . . . . . . . .     101
                                                                     703(a)
           (b)       . . . . . . . . . . . . . . . . . . . . . .     703(a)
           (c)       . . . . . . . . . . . . . . . . . . . . . .     703(a)
           (d)       . . . . . . . . . . . . . . . . . . . . . .     703(b)
Section 314(a)       . . . . . . . . . . . . . . . . . . . . . .     704
           (b)       . . . . . . . . . . . . . . . . . . . . . .     1302
           (c)(1)    . . . . . . . . . . . . . . . . . . . . . .     102
           (c)(2)    . . . . . . . . . . . . . . . . . . . . . .     102
           (c)(3)    . . . . . . . . . . . . . . . . . . . . . .     Not
                     . . . . . . . . . . . . . . . . . . . . . .      Applicable
           (d)       . . . . . . . . . . . . . . . . . . . . . .     1305
           (e)       . . . . . . . . . . . . . . . . . . . . . .     102
Section 315(a)       . . . . . . . . . . . . . . . . . . . . . .     601
           (b)       . . . . . . . . . . . . . . . . . . . . . .     602
           (c)       . . . . . . . . . . . . . . . . . . . . . .     601
           (d)       . . . . . . . . . . . . . . . . . . . . . .     601
           (e)       . . . . . . . . . . . . . . . . . . . . . .     514
Section 316(a)       . . . . . . . . . . . . . . . . . . . . . .     101
           (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . .     502
                     . . . . . . . . . . . . . . . . . . . . . .     512
           (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . .     513
           (a)(2)    . . . . . . . . . . . . . . . . . . . . . .     Not
                     . . . . . . . . . . . . . . . . . . . . . .      Applicable
           (b)       . . . . . . . . . . . . . . . . . . . . . .     508
           (c)       . . . . . . . . . . . . . . . . . . . . . .     104(c)
Section 317(a)(1)    . . . . . . . . . . . . . . . . . . . . . .     503
           (a)(2)    . . . . . . . . . . . . . . . . . . . . . .     504
           (b)       . . . . . . . . . . . . . . . . . . . . . .     1003
Section 318(a)       . . . . . . . . . . . . . . . . . . . . . .     107
______________
           Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                   ----------
                                                                            PAGE
                                                                            ----

                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 102.   Compliance Certificates and Opinions. . . . . . . . . . . . .  32
SECTION 103.   Form of Documents Delivered to Trustee. . . . . . . . . . . .  33
SECTION 104.   Acts of Holders; Record Dates . . . . . . . . . . . . . . . .  34
SECTION 105.   Notices, Etc., to Trustee and Company . . . . . . . . . . . .  35
SECTION 106.   Notice to Holders; Waiver.. . . . . . . . . . . . . . . . . .  35
SECTION 107.   Conflict with Trust Indenture Act . . . . . . . . . . . . . .  36
SECTION 108.   Effect of Headings and Table of Contents. . . . . . . . . . .  36
SECTION 109.   Successors and Assigns. . . . . . . . . . . . . . . . . . . .  36
SECTION 110.   Separability Clause.. . . . . . . . . . . . . . . . . . . . .  36
SECTION 111.   Benefits of Indenture.. . . . . . . . . . . . . . . . . . . .  37
SECTION 112.   Governing Law.. . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 113.   Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . .  37

                                   ARTICLE TWO

                                 Security Forms

SECTION 201.   Forms Generally . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 202.   Form of Face of Security. . . . . . . . . . . . . . . . . . .  39
SECTION 203.   Form of Reverse of Security . . . . . . . . . . . . . . . . .  43
SECTION 204.   Form of Trustee's Certificate of Authentication . . . . . . .  50
SECTION 205.   Legend on Restricted Securities . . . . . . . . . . . . . . .  50

                                  ARTICLE THREE

                                 The Securities

SECTION 301.   Title and Terms . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 302.   Denominations . . . . . . . . . . . . . . . . . . . . . . . .  52


____________________
NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                            PAGE
                                                                            ----

SECTION 303.   Execution, Authentication, Delivery and Dating. . . . . . . .  52
SECTION 304.   Temporary Securities. . . . . . . . . . . . . . . . . . . . .  53
SECTION 305.   Registration, Registration of Transfer and Exchange,
               Restrictions on Transfer. . . . . . . . . . . . . . . . . . .  53
SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities. . . . . . .  56
SECTION 307.   Payment of Interest; Interest Rights Preserved. . . . . . . .  57
SECTION 308.   Persons Deemed Owners . . . . . . . . . . . . . . . . . . . .  58
SECTION 309.   Book-Entry Provisions for Global Securities . . . . . . . . .  59
SECTION 310.   Cancellation. . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 311.   Computation of Interest . . . . . . . . . . . . . . . . . . .  61
SECTION 312.   Special Transfer Provisions . . . . . . . . . . . . . . . . .  61

                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.   Satisfaction and Discharge of Indenture . . . . . . . . . . .  64
SECTION 402.   Application of Trust Money. . . . . . . . . . . . . . . . . .  65

                                  ARTICLE FIVE

                                    Remedies

SECTION 501.   Events of Default . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 502.   Acceleration of Maturity; Rescission and Annulment. . . . . .  69
SECTION 503.   Collection of Indebtedness and Suits for Enforcement
               by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 504.   Trustee May File Proofs of Claim. . . . . . . . . . . . . . .  72
SECTION 505.   Trustee May Enforce Claims Without Possession
               of Securities . . . . . . . . . . . . . . . . . . . . . . . .  73
SECTION 506.   Application of Money Collected. . . . . . . . . . . . . . . .  73
SECTION 507.   Limitation on Suits . . . . . . . . . . . . . . . . . . . . .  74
SECTION 508.   Unconditional Right of Holders to Receive Principal,
               Premium and Interest. . . . . . . . . . . . . . . . . . . . .  75
SECTION 509.   Restoration of Rights and Remedies. . . . . . . . . . . . . .  75

                                                                            PAGE
                                                                            ----

SECTION 510.   Rights and Remedies Cumulative. . . . . . . . . . . . . . . .  75
SECTION 511.   Delay or Omission Not Waiver. . . . . . . . . . . . . . . . .  76
SECTION 512.   Control by Holders. . . . . . . . . . . . . . . . . . . . . .  76
SECTION 513.   Waiver of Past Defaults . . . . . . . . . . . . . . . . . . .  76
SECTION 514.   Undertaking for Costs . . . . . . . . . . . . . . . . . . . .  77
SECTION 515.   Waiver of Stay or Extension Laws. . . . . . . . . . . . . . .  77

                                   ARTICLE SIX

                                   The Trustee

SECTION 601.   Certain Duties and Responsibilities . . . . . . . . . . . . .  77
SECTION 602.   Notice of Defaults. . . . . . . . . . . . . . . . . . . . . .  79
SECTION 603.   Certain Rights of Trustee . . . . . . . . . . . . . . . . . .  79
SECTION 604.   Not Responsible for Recitals or Issuance of Securities. . . .  80
SECTION 605.   May Hold Securities . . . . . . . . . . . . . . . . . . . . .  81
SECTION 606.   Money Held in Trust . . . . . . . . . . . . . . . . . . . . .  81
SECTION 607.   Compensation and Reimbursement. . . . . . . . . . . . . . . .  81
SECTION 608.   Disqualification; Conflicting Interests . . . . . . . . . . .  82
SECTION 609.   Corporate Trustee Required; Eligibility . . . . . . . . . . .  82
SECTION 610.   Resignation and Removal; Appointment of Successor . . . . . .  82
SECTION 611.   Acceptance of Appointment by Successor. . . . . . . . . . . .  84
SECTION 612.   Merger, Conversion, Consolidation or Succession
               to Business . . . . . . . . . . . . . . . . . . . . . . . . .  84
SECTION 613.   Preferential Collection of Claims Against Company.. . . . . .  85
SECTION 614.   Appointment of Authenticating Agent . . . . . . . . . . . . .  85
SECTION 615.   Separate and Co-Trustee . . . . . . . . . . . . . . . . . . .  87

                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

SECTION 701.   Company to Furnish Trustee Names and Addresses of Holders . .  88
SECTION 702.   Preservation of Information; Communications to Holders. . . .  88

                                                                            PAGE
                                                                            ----

SECTION 703.   Reports by Trustee. . . . . . . . . . . . . . . . . . . . . .  89
SECTION 704.   Reports by Company. . . . . . . . . . . . . . . . . . . . . .  89

                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.   Company May Consolidate, Etc., Only on Certain Terms. . . . .  90
SECTION 802.   Successor Substituted . . . . . . . . . . . . . . . . . . . .  91

                                  ARTICLE NINE

                  Supplements and Amendments to This Indenture
                           and the Security Documents

SECTION 901.   Supplemental Indentures and Amendments to  Security
               Documents Without Consent of Holders. . . . . . . . . . . . .  92
SECTION 902.   Supplemental Indentures and Amendments to Security
               Documents with Consent of Holders . . . . . . . . . . . . . .  92
SECTION 903.   Execution of Supplemental Indentures and Amendments
               to Security Documents . . . . . . . . . . . . . . . . . . . .  94
SECTION 904.   Effect of Supplemental Indentures and Amendments
               to Security Documents . . . . . . . . . . . . . . . . . . . .  94
SECTION 905.   Conformity with Trust Indenture Act . . . . . . . . . . . . .  95
SECTION 906.   Reference in Securities to Supplemental Indentures. . . . . .  95
SECTION 907.   Notice of Supplemental Indentures . . . . . . . . . . . . . .  95

                                   ARTICLE TEN

                                    Covenants

SECTION 1001.  Payment of Principal, Premium and Interest. . . . . . . . . .  95
SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . . . . .  96
SECTION 1003.  Money for Security Payments to Be Held in Trust . . . . . . .  96
SECTION 1004.  Statement by Officers as to Default . . . . . . . . . . . . .  98

                                                                            PAGE
                                                                            ----

SECTION 1005.  Existence . . . . . . . . . . . . . . . . . . . . . . . . . .  98
SECTION 1006.  Maintenance of Properties . . . . . . . . . . . . . . . . . .  98
SECTION 1007.  Payment of Taxes and Other Claims . . . . . . . . . . . . . .  99
SECTION 1008.  Restricted Payments . . . . . . . . . . . . . . . . . . . . .  99
SECTION 1009.  Incurrence of Indebtedness and Issuance of
               Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . 102
SECTION 1010.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
SECTION 1011.  Dividend and Other Payment Restrictions
               Affecting Subsidiaries. . . . . . . . . . . . . . . . . . . . 104
SECTION 1012.  Transactions with Affiliates. . . . . . . . . . . . . . . . . 106
SECTION 1013.  Guarantee of the Securities . . . . . . . . . . . . . . . . . 107
SECTION 1014.  Line of Business. . . . . . . . . . . . . . . . . . . . . . . 108
SECTION 1015.  Impairment of Security Interest . . . . . . . . . . . . . . . 109
SECTION 1016.  Asset Sales, Collateral Asset Sales and Collateral
               Loss Events . . . . . . . . . . . . . . . . . . . . . . . . . 109
SECTION 1017.  Change of Control . . . . . . . . . . . . . . . . . . . . . . 114
SECTION 1018.  Obligation to Seek Consent for Offer to Purchase. . . . . . . 115
SECTION 1019.  Reports and Delivery of Certain Information . . . . . . . . . 115
SECTION 1020.  Resale of Certain Securities. . . . . . . . . . . . . . . . . 116
SECTION 1021.  Book-Entry System . . . . . . . . . . . . . . . . . . . . . . 116
SECTION 1022.  Waiver of Certain Covenants . . . . . . . . . . . . . . . . . 116

                                 ARTICLE ELEVEN

                     Redemption and Repurchase of Securities

SECTION 1101.  Right of Redemption . . . . . . . . . . . . . . . . . . . . . 117
SECTION 1102.  Applicability of Article. . . . . . . . . . . . . . . . . . . 117
SECTION 1103.  Election to Redeem; Notice to Trustee . . . . . . . . . . . . 118
SECTION 1104.  Selection by Trustee of Securities to Be Redeemed . . . . . . 118
SECTION 1105.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . . 118
SECTION 1106.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . 119
SECTION 1107.  Securities Payable on Redemption Date . . . . . . . . . . . . 119
SECTION 1108.  Securities Redeemed in Part . . . . . . . . . . . . . . . . . 120
SECTION 1109.  Mandatory Redemption. . . . . . . . . . . . . . . . . . . . . 120

                                                                            PAGE
                                                                            ----

                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

SECTION 1201.  Company's Option to Effect Defeasance or
               Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . 120
SECTION 1202.  Defeasance and Discharge. . . . . . . . . . . . . . . . . . . 121
SECTION 1203.  Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . 121
SECTION 1204.  Conditions to Defeasance or Covenant Defeasance . . . . . . . 122
SECTION 1205.  Deposited Money and U.S. Government Obligations
               to be Held in Trust; Other Miscellaneous Provisions . . . . . 125
SECTION 1206.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . 125

                                ARTICLE THIRTEEN

                        Collateral And Security Documents

SECTION 1301.  Security Documents. . . . . . . . . . . . . . . . . . . . . . 126
SECTION 1302.  Recording . . . . . . . . . . . . . . . . . . . . . . . . . . 127
SECTION 1303.  Possession of the Collateral and the Cash
               Collateral Account. . . . . . . . . . . . . . . . . . . . . . 128
SECTION 1304.  Suits to Protect the Collateral . . . . . . . . . . . . . . . 129
SECTION 1305.  Release Upon Termination of the Company's
               Obligations; Partial Release. . . . . . . . . . . . . . . . . 129
SECTION 1306.  Certain Dispositions of Collateral Without Release. . . . . . 132
SECTION 1307.  Collateral Agent. . . . . . . . . . . . . . . . . . . . . . . 133
SECTION 1308.  Authorization of Receipt of Funds by the Trustee
               Under the Security Documents. . . . . . . . . . . . . . . . . 133

                                ARTICLE FOURTEEN

                             Cash Collateral Account

SECTION 1401.  Cash Collateral Account . . . . . . . . . . . . . . . . . . . 133
SECTION 1402.  Terms of Cash Collateral Account. . . . . . . . . . . . . . . 134
SECTION 1403.  Representations, Warranties and Covenants Specific
               to the Cash Collateral Account. . . . . . . . . . . . . . . . 137

                                                                            PAGE
                                                                            ----

TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 138

SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 139

ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140

Exhibit A -    Form of Intercreditor and Collateral Agency Agreement

Exhibit B -    Form of Certificate to Be Delivered in Connection
               with Transfers to Non-QIB Accredited Investors

Exhibit C -    Form of Certificate to Be Delivered in Connection
               with Transfers Pursuant to Regulation S

          INDENTURE, dated as of May 17, 1996 between Packaging Resources Incorporated, a corporation duly organized and existing under the laws of the State of Delaware, as issuer (herein called the "Company"), having its principal office at One Conway Park, 100 Field Drive, Suite 300, Lake Forest, Illinois 60045 and LaSalle National Bank, a national banking association duly organized and existing under the laws of the United States as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 11 5/8% Senior Secured Notes due 2003 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.   DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Account Collateral" has the meaning specified in Section 1401.

          "Account-Related Obligations" has the meaning specified in
Section 1401.

          "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person was acquired by such specified Person or a Restricted Subsidiary of such specified Person, merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

          "Acquisition Financing Conditions" means (i) the due execution and delivery by or on behalf of the lender or lenders parties to the Acquisition Financing Facility of the Intercreditor Agreement, (ii) the granting to, and perfection by, such lender or lenders of security interests on the real property, equipment (as defined in the UCC) and general intangibles (as defined in the UCC) (and, at the option of such lender or lenders, any other property or assets acquired with the proceeds of such Acquisition Financing Facility) in favor of the Collateral Agent, (iii) the due acknowledgment of, and consent to, the Intercreditor Agreement by the Company and (iv) the receipt by the Trustee of an Officers' Certificate and Opinion of Counsel that the conditions precedent set forth in the foregoing clauses (i), (ii) and (iii) have been complied with.

          "Acquisition Financing Facility" means a credit facility between the Company and the lender or lenders parties thereto providing for loans (i) incurred in compliance with Section 1009 hereto, (ii) the proceeds of which are required to be applied, and which are applied within five days of receipt, to the purchase by the Company of property or assets used in a line of business in which the Company is permitted to engage pursuant to Section 1014 hereto and (iii) as to which the Acquisition Financing Conditions shall have been satisfied.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.


          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, in no event will the Initial Purchasers or any Affiliate of an Initial Purchaser be deemed an Affiliate of the Company for purposes of the purchase of the Securities by the Initial Purchasers, any compensation paid or payable to the Initial Purchasers in connection therewith or any of the other transactions contemplated by the Purchase Agreement to be entered into by the Company and the Initial Purchasers in connection with the offering of the Securities, including, without limitation, the indemnification and contribution obligations of PRI contained therein.

          "Affiliate Transaction" has the meaning specified in Section 1012.

          "Agent Members" has the meaning specified in Section 309.

          "Aggregate Net Proceeds," with respect to any Public Equity Offering, means the net proceeds of such Public Equity Offering after deduction of underwriting discounts and commissions and actual expenses reasonably incurred by Group or the Company in connection with such Public Equity Offering, including, without limitation, fees and disbursements of accountants and counsel, printing and engraving expenses, expenses of any registrar and transfer agent, fees and expenses associated with blue sky surveys and qualifications and legal investment surveys, and fees and expenses incurred in connection with the listing or qualification for quotation or trading of the Common Stock offered in such Public Equity Offering on any securities exchange or inter-dealer quotation system.

          "Apollo" means Apollo Packaging Partners, L.P.

          "Asset Sale" means, with respect to any Person, (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets (including by way of a sale and leaseback transaction) other than
(A) dispositions of inventory in the ordinary course of business,
(B) dispositions of Autoweld machinery and related parts, and (C) Permitted Leases, (ii) the issuance by any Restricted Subsidiary of Equity Interests of such Restricted Subsidiary or (iii) the disposition by such Person or any Restricted Subsidiaries of such Person of Equity Interests of any Restricted Subsidiary of such Person, in the case of either clause (i), (ii) or (iii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) a disposition of assets by the Company to any of its Restricted Subsidiaries or by a Restricted Subsidiary of the Company to the Company or another of its Restricted Subsidiaries, (ii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company, (iii) a disposition consisting of a Restricted Payment permitted by Section 1008, (iv) a disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of any of their respective Unrestricted Subsidiaries and (v) the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole permitted by Section 801.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

          "Authority" means any federal, state, municipal or local governmental, or quasi-governmental, agency or authority.

          "Board of Directors" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base" on any date, means the sum of (i) 90% of accounts receivable, (ii) 75% of raw materials inventory and (iii) 75% of finished goods inventory of the Company that would be reflected on a balance sheet of the Company, prepared in accordance with GAAP on a separate and not a consolidated basis, on such date.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

          "Cash Collateral Account" means the account established pursuant to
Section 1402(a) hereof and any one or more other accounts established in the name of the Collateral Agent pursuant to the applicable Security Document, and in the sole dominion and control of the Collateral Agent, into which certain funds are required to be deposited by or on behalf of the Company under the terms of this Indenture and the Security Documents.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition and bankers' acceptances with maturities not exceeding six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities not exceeding six months and overnight bank deposits, in the case of deposits in excess of $100,000, with any commercial bank, depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided, that such depository institution or trust company has, at the time of the Investment, having capital and surplus in excess of $200 million, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having a rating in one of the two highest rating categories from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market mutual or similar funds having assets in excess of $200 million.

          "Casualty", with respect to any Collateral, means loss of, damage to or destruction of all or any part of such Collateral.

          "Cedar Grove Facility" means the Company's leased facility located at 11 Cliffside Drive, Cedar Grove, New Jersey 07009.

          "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of Company, (iii) any Person (other than a Permitted Holder) or group (as defined above) is or becomes the "beneficial owner" (as defined in Rules 13d-2 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Group or the Company, including by way of merger, consolidation or otherwise provided that the Permitted Holders (A) beneficially own less than a majority of any class of Voting Stock of the Company or (B) do not have the right and ability, by contract, voting power or otherwise, to elect or designate for election at least a majority of the Board of Directors of each of Group (so long as Group beneficially owns a majority of any class of Voting Stock of the Company) and the Company, and (iv) the first day on which a majority of the members of the Board of Directors of Group (so long as Group beneficially owns a majority of any class of Voting Stock of the Company) or the Company are not Continuing Directors.

          "Collateral" means collectively, the Collateral (as defined in the Security Agreement), the Mortgaged Property and all other property, personal or real, on which a Lien is granted in favor of the Collateral Agent for the benefit of the Holders pursuant to any Security Document.

          "Collateral Agent" means (i) so long as no Intercreditor Agreement is entered into in connection with one or more Acquisition Financing Facilities, LaSalle National Bank or any successor Trustee under this Indenture and (ii) in the event an Intercreditor Agreement is entered into, initially LaSalle National Bank (or, in the event such Intercreditor Agreement is entered into at a time when a successor Trustee holds office hereunder, such successor Trustee), and thereafter any successor Collateral Agent appointed as provided in such Intercreditor Agreement.

          "Collateral Asset Sale" means an Asset Sale involving the disposition of Collateral.

          "Collateral Loss Event" means a Condemnation or Casualty involving an actual or constructive total loss or agreed or compromised actual or constructive total loss of Collateral with a fair market value, as determined by the Board of Directors of the Company in good faith, in excess of $500,000.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Subsidiary designed to protect the Company or any of its Subsidiaries against fluctuations in the price of commodities actually used to produce products in the ordinary course of business of the Company and its Subsidiaries.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Condemnation" means any taking of the Collateral, or any part thereof, in or by condemnation, expropriation or similar proceeding, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral or any part thereof, by any Authority.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent that such losses were deducted in computing Consolidated Net Income, plus
(b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period, to the extent such amount was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles and amortization of deferred compensation in respect of non-cash compensation but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus (e) all other non-cash items to the extent such items were deducted in determining Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate consolidated interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued, of such Person and its Restricted Subsidiaries for such period (including (i) amortization of debt discount and deferred financing costs and noncash interest payments and accruals, (ii) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method and (iii) the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations, in each case, to the extent attributable to such period, but excluding (x) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing and (y) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person) determined in accordance with GAAP. Consolidated Interest Expense of the Company shall not include any prepayment premiums or write-down of debt discount or deferred financing costs, to the extent such amounts are incurred as a result of the prepayment on the date of this Indenture of any Indebtedness of the Company with the proceeds of the Securities.

          "Consolidated Net Income" means, with respect to any Person (the "referent Person") for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Person that is a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary thereof, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded. The amount of any dividends paid in property or assets other than cash shall be valued at fair market value on the date of such dividend (as determined in good faith by the Board of Directors of such Person). Consolidated Net Income of the Company shall not include any prepayment premiums or write-down or write-off of debt discount or deferred financing costs to the extent such amounts are incurred as a result of the prepayment on the Issue Date of any Indebtedness of the Company with the proceeds of the Securities.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus
(ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Group (as long as Group beneficially owns a majority of any class of Voting Stock of the Company), as applicable, who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office" means the principal office of the Trustee in Chicago, Illinois or The City of New York at which at any particular time its corporate trust business shall be administered.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company or its Subsidiaries conduct business and which is required under any bank agreement to which the Company is or hereafter becomes a party.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Default Release Conditions" has the meaning specified in
Section 1305.

          "Depositary" means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

          "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to May 1, 2003.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Event of Default" has the meaning specified in Section 501.

          "Excess Proceeds" has the meaning specified in Section 1016.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means an exchange offer pursuant to a registration statement under the Securities Act, registering securities substantially identical to the Securities, as provided by the Registration Rights Agreement.

          "Exchange Security" means any security issued by the Company (i) pursuant to the Exchange Offer, (ii) upon the registration of transfer of a Security registered for resale on a Resale Registration Statement or (iii) upon the transfer of, or in exchange for, Securities which are Exchange Securities.

          "Existing Indebtedness" means, with respect to any Person, Indebtedness of such Person and its Subsidiaries in existence on the date hereof, until such amounts are repaid.

          "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, repurchases or repays any Indebtedness (other than revolving credit borrowings) or if such Person issues, redeems or repurchases any preferred stock, in each case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Ratio is made (the "Transaction Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repurchase or repayment of Indebtedness, or such issuance, redemption or repurchase of preferred stock, as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions (including all mergers and consolidations), dispositions and discontinuance of operations that have been made by such Person or any of its Restricted Subsidiaries during the relevant period or subsequent to such period and on or prior to the Transaction Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions and discontinuance of operations had occurred on the first day of such period; PROVIDED, HOWEVER, that Fixed Charges shall be reduced by amounts attributable to operations that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to such Person's Fixed Charges subsequent to the Transaction Date. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) Consolidated Interest Expense, (b) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing, (c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person and (d) the product of (i) all cash dividend payments on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such

Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

          "Global Security" means any Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

          "Group" means Packaging Resources Group, Inc.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantor" means any Restricted Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates in each case that are required under any bank agreements to which such Person is or hereafter becomes a party.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "HPH" means HPH Industries, Ltd.

          "IAI Security" has the meaning specified in Section 201.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Initial Purchasers" means BT Securities Corporation and Donaldson, Lufkin & Jenrette Securities Corporation.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Intercreditor Agreement" means an Intercreditor and Collateral Agency Agreement in the form of Exhibit A hereto between the Collateral Agent, on the one hand, and the lender or lenders parties to one or more Acquisition Financing Facilities, on the other hand, and acknowledged and consented to by the Company.

          "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Securities.

          "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement to or which such Person or any Restricted Subsidiary is or hereafter becomes a part or a beneficiary and which is required under any bank agreement to which such Person is or hereafter becomes a party.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of Section 1008 hereof, (i) "Investment" in a Subsidiary shall include the portion (proportionate to such Person's Equity Interest in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors of such Person) of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED that upon a redesignation of such Subsidiary as a Restricted Subsidiary, such Person shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) such Person's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to such Person's Equity Interest in such Subsidiary) of the fair market value (as determined in good faith by the Board of Directors) of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of such Person.

          "Issue Date" means the date the Securities are originally issued under this Indenture.

          "Lake Forest Facility" means the Company's facility located at One Conway Park, 100 Field Drive, Lake Forest, Illinois 60045.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Louisiana Facility" means the Company's facility located at 3016 Georgia Street, Louisiana, Missouri 63353.

          "Management Services Agreement" means the agreement to be entered into between the Company and HPH with respect to the provision by HPH of services to the Company and the payment by the Company to HPH of fees, and the reimbursement of expenses, in connection therewith as in effect on the date hereof.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Miner Purchase Agreement" means the Asset and Stock Purchase Agreement dated December 15, 1993 among the Company, Miner Container Printing, Inc. and the stockholders signatory thereto.

          "Mortgage/Deed of Trust" means each Mortgage, Deed of Trust, Fixture Filing and Security Agreement, dated as of May 17, 1996, from the Company to the Collateral Agent for the benefit of the Holders.

          "Mortgaged Property" means the property described in the granting clauses of the Mortgage/Deed of Trust.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or
(ii) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "Net Proceeds" means the aggregate proceeds in cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of (i) any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and the after-tax amount of an appropriate reserve for adjustment in respect of the sale price of such asset or assets or for any indemnification obligation by the Company or such Restricted Subsidiary to the purchaser in respect of such Asset Sale, in each case to the extent, and only to the extent, permitted to be reflected as a liability (contingent or otherwise) or asset valuation allowance on a balance sheet of the Company or such Restricted Subsidiary in accordance with GAAP or
(ii) any Collateral Loss Event, including, without limitation, proceeds received under policies of insurance (other than policies providing business interruption insurance) and any awards, proceeds, payments or other compensation with respect to a Condemnation constituting a Collateral Loss Event.

         "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

         "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offer" has the meaning specified in the definition of Offer to Purchase.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture).
Unless otherwise required by applicable law, the Offer shall specify a purchase date (the "Purchase Date") for the purchase of Securities which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and an expiration date (the "Expiration Date") of the Offer to Purchase which shall be the third Business Day prior to the Purchase Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 1018 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

         (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

         (2)   the Expiration Date and the Purchase Date;

         (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

         (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

         (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

         (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

         (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

         (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

         (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security, with the form entitled "Option to Elect Purchase" on the reverse of the Securities completed, at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

         (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

         (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

         (12) that in case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the

    Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

         "Offering Memorandum" means the Offering Memorandum dated May 10, 1995, offering Securities for sale as provided therein.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

         "Offshore Physical Securities" has the meaning specified in Section
201.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

             (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

           (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any), interest on, or Purchase Price in respect of any Securities on behalf of the Company.

         "Permitted Amount," as of any date of determination means, (i) if the Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial statements are available most recently ended prior to such date is greater than 1.4 to 1, $600,000, (ii) if the Fixed Charge Coverage Ratio for such four quarter period is greater than 1.2 to 1 but less that or equal to 1.4 to l, $450,000 and (iii) if the Fixed Charge Coverage Ratio is less than or equal to 1.2 to 1, $300,000.

         "Permitted Collateral Disposition" means the following dispositions by the Company or its Restricted Subsidiaries of items of Collateral: (a) the sale in any calendar year of machinery, equipment, furniture, apparatus, tools or implements or other similar property that may be defective or may have become worn out or obsolete or no longer used or useful in the operations of the business of the Company, the aggregate fair market value of which is less than $25,000 or less than 1 percent of the aggregate principal amount of the Securities Outstanding at the time of such sales; (b) the abandonment, termination, cancellation, release or alteration in or substitution of, any leases or contracts relating to Collateral; (c) the surrender or modification of any franchise, license or permit relating to Collateral that it may own or under which it may be operating; (d) the alteration, repair, replacement, change in the location or position of or addition to the structure, machinery, systems, equipment, fixtures and appurtenances of any Collateral; and (e) the demolition, dismantling, tearing down or scrapping of any Collateral or the abandonment of any thereof.

         "Permitted Collateral Liens" means with respect to any asset of the Company or its Restricted Subsidiaries constituting Collateral, (a) Liens securing the Securities arising under this Indenture or any Security Document;
(b) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (c) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, PROVIDED that any reserve or other appropriate provisions required by GAAP shall have been made therefor; (d) Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and social security benefits and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; and (e) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or impair the use of such property in the operation of the Company's business.

         "Permitted Holder" means (A) Howard Hoeper, his spouse, members of his immediate family and/or any of the lineal descendants of any such person and/or
(B) any trust or similar entity all of the beneficiaries of which, or a corporation or partnership all of the stockholders or limited and general partners of which, are (x) any of the persons described in the foregoing clause (A) or (y) any entity described in this clause (B).

         "Permitted Investments" means, with respect to any Person, (a) any Investments in such Person or in a Restricted Subsidiary of such Person; (b) any Investments in Cash Equivalents; (c) Investments by such Person or any Restricted Subsidiary of such Person in a person (the "Other Entity"), if as a result of such Investment (i) such Other Entity becomes a Restricted Subsidiary of such Person or (ii) such Other Entity is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, such Person or a Restricted Subsidiary of such Person; (d) Investments in any Other Entity engaged primarily in businesses permitted to be engaged in by such Person or any of its Restricted Subsidiaries pursuant to
Section 1014 hereof in an aggregate amount not to exceed $1.0 million at any time outstanding; (e) Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $1.0 million at any time outstanding; (f) receivables owing to such Person or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to such Person or any of its Subsidiaries or in satisfaction of judgments; (h) loans and advances to employees of the Company or any Restricted Subsidiary of the Company for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $500,000; and (i) Investments received by the Company or any Restricted Subsidiary of the Company as consideration for asset sales, including Asset Sales; PROVIDED, HOWEVER, in the case of an Asset Sale, that such Asset Sale is effected in compliance with Section 1016 hereof.

         "Permitted Leases" means the lease of the Louisiana Facility and the subleases of the Cedar Grove Facility and the Lake Forest Facility.

         "Permitted Liens" means, with respect to any Person, (a) Liens in favor of such Person; (b) in the case of the Company, Liens on accounts receivable or inventories (or proceeds thereof) of the Company to secure Indebtedness of the Company under the Senior Credit Facility; (c) Liens on property of another Person (the "Other Entity") existing at the time such Other Entity is merged into or consolidated with such Person or any Restricted Subsidiary of such Person, PROVIDED that such Liens were not incurred in the contemplation of such merger or consolidation and do not extend to any assets other than those of the Other Entity merged into or consolidated with such Person; (d) Liens on property existing at the time of acquisition thereof by such Person or any Restricted Subsidiary of such Person, PROVIDED that such Liens were not incurred in contemplation of such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the date hereof; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, PROVIDED that any reserve or other provisions required by GAAP shall have been made therefor; (i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of such Person or impair the use of such property in the operation of such Person's business; (j) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; (k) Liens to secure Indebtedness incurred for the purpose of financing of all or a part of the purchase price of property or assets acquired or constructed on or after the date of this Indenture, including Liens securing any Acquisition Financing Facility, PROVIDED that (i) such property or assets are used in a line of business in which such Person is permitted to engage pursuant to Section 1014 hereof, (ii) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the lesser of the cost or fair market value of the assets or property (or portions thereof) so acquired or constructed, (iii) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such property within 120 days of the purchase or construction thereof and (iv) any Indebtedness secured by such Lien shall have been permitted to be incurred under Section 1009 hereof; (l) ground leases in respect of the real property on which facilities owned or leased by such Person or any of its Subsidiaries are located; (m) Liens arising from UCC financing statements regarding property leased by such

Person or any of its Subsidiaries, PROVIDED that such Liens are granted solely in connection with such leases and not in connection with the borrowing of money or the obtaining of advances or credit; (n) Liens incurred and pledges made in the ordinary course of business in connection with workers' compensation, unemployment insurance and social security benefits; (o) Liens securing Purchase Money Obligations, the proceeds of which are used solely to finance the acquisition or lease by such Person or any of its Subsidiaries of furniture, fixtures or equipment used in the ordinary course of business, PROVIDED that such Purchase Money Obligations are (i) non-recourse to such Person and its Subsidiaries and (ii) permitted to be incurred under Section 1009 hereof, (p) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture, PROVIDED that (i) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (ii) the Refinancing Indebtedness secured by such Lien shall not have a principal amount in excess of the Indebtedness so refinanced, and (q) Liens arising in the ordinary course of such Person's business to the extent the fair market value of property and assets secured by such Liens (as determined in good faith by the Board of Directors of such Person) shall not exceed $2.0 million.

         "Permitted Refinancing" has the meaning specified in Section 1009(iv).

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Physical Securities" has the meaning specified in Section 201.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Public Equity Offering" means a bona fide underwritten sale to the public of Common Stock of the Company or of Group (to the extent the net proceeds thereof are contributed to the Company as common equity) pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company or of Group, as the case may be) that is declared effective by the Commission.

         "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

         "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

         "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such Person or any of its Subsidiaries within 180 days of such incurrence or assumption.

         "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Refinance" has the meaning specified in Section 1009.

         "Refinancing Indebtedness" has the meaning specified in Section 1009.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 17, 1996, between the Company and the Initial Purchasers, for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Released Interests" has the meaning specified in Section 1305.

         "Regulation S" means Regulation S under the Securities Act.

         "Replacement Collateral" means, at any relevant date in connection with an Asset Sale involving Collateral or a Collateral Loss Event, assets used in the Company's business other than the Collateral which (i) constitute long-term tangible assets (and do not constitute Capital Stock of any Person), (ii) are acquired by the Company at a purchase price which does not exceed the fair market value of such Replacement Collateral (as determined, in good faith by the Board of Directors), and (iii) are free and clear of all Liens, except as expressly permitted by the Security Documents.

         "Resale Registration Statement" means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restoration" or "Restore" means the physical repair, restoration or rebuilding of all or any portion of the Collateral following any Casualty or Condemnation.

         "Restricted Global Security" means a Global Security representing Restricted Securities.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payments" has the meaning specified in Section 1008.

         "Restricted Securities" has the meaning specified in Section 205.

         "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "Securities" has the meaning specified in the first paragraph of the Recitals of the Company.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Security Agreement" means the Security Agreement dated as of May 17, 1996, between the Company and the Collateral Agent for the benefit of the Holders.

         "Security Documents" means, collectively, the Security Agreement, the Mortgage/Deed of Trust and all other agreements, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any security interests in favor of the Collateral Agent for the benefit of the Holders in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms and the terms of the Indenture.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

         "Senior Credit Facility" means that certain agreement, to be dated as of May 17, 1996, by and among the Company, LaSalle National Bank, as lender and administrative agent, and BT Commercial Corp., as lender, initially providing for revolving credit loans in a principal amount of up to $20.0 million and a letter of credit facility in an aggregate amount of up to the lesser of (i) the remaining availability under the Senior Credit Facility and (ii) $2.0 million, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as it may be thereafter amended, modified or extended from time to time.

         "Senior Debt" means any Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Securities; PROVIDED that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries of the Company,
(c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

         "Significant Restricted Subsidiary" means a Significant Subsidiary that is also a Restricted Subsidiary, or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary.

         "Significant Subsidiary" means, with respect to any Person, any Subsidiary of such Person that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity", when used with respect to any Security or any instalment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of interest is due and payable.

         "Stock and Warrant Holders Agreement" means the Stock and Warrant Holders Agreement dated as of June 30, 1993, among Group, Howard P. Hoeper, HPH, UBS Capital and Apollo, as in effect on the Issue Date or thereafter amended in a manner that is not materially adverse to the Company or the Holders of the Securities.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Tax Sharing Agreement" means the tax sharing agreement between the Company and HPH or any other person with which the Company is required to, or is permitted to, file a consolidated tax return or with which the Company is or could be part of an affiliated group for tax purposes as in effect on the date of this Indenture or as hereafter amended in a manner that is not materially adverse to the Company or the Holders of the Securities.

         "Transaction Date" has the meaning specified in the definition of Fixed Charge Coverage Ratio.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "UBS Capital" means UBS Capital Corporation.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         "Unrestricted Global Security" means a Global Security representing Securities which are not Restricted Securities.

         "Unrestricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a Board Resolution set forth in an Officers' Certificate and delivered to the Trustee (i) that, (A) at the time of designation, has total assets not exceeding $1,000 or (B) if such Subsidiary has total assets exceeding $1,000, then such designation would be permitted by
Section 1008, (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary (A) is guaranteed by such Person or any other Subsidiary (other than another Unrestricted Subsidiary) of such Person, (B) is recourse to or obligates such Person or any other Subsidiary (other than another Unrestricted Subsidiary) of such Person in any way or (C) subjects any property or asset of such Person or any other Subsidiary (other than another Unrestricted Subsidiary) of such Person, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (iii) with which neither such Person nor any other Subsidiary of such Person (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding other than on terms no less favorable to such Person or such other Subsidiary than those that might be obtained at the time from persons who are not Affiliates of such Person and (iv) with which neither such Person nor any other Subsidiary of such Person (other than another Unrestricted Subsidiary) has any obligation (A) to subscribe for additional shares of Capital Stock or other Equity Interests therein or (B) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Subject to the preceding sentence, the Board of Directors of such Person may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; PROVIDED that such designation shall be deemed to be the making of an Investment by such Person in such Subsidiary and such designation shall only be permitted if, in addition to the requirements of the preceding sentence, (i) such Investment is permitted under Section 1008 and (ii) no Default or Event of Default would be in existence following such designation. The Board of Directors of such Person may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Person of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 1009 and (ii) no Default or Event of Default would be in existence following such designation.

         "U.S. Physical Securities" has the meaning specified in Section 201.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the Holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining install-ment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.


SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   ACTS OF HOLDERS; RECORD DATES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d)  The ownership of Securities shall be proved by the Security
Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


SECTION 105.   NOTICES, ETC., TO TRUSTEE AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
    Attention: Sarah Webb, or

         (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.   NOTICE TO HOLDERS; WAIVER.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.   CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 108.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.   SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 110.   SEPARABILITY CLAUSE.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.   BENEFITS OF INDENTURE.

         Nothing in this Indenture, in the Security Documents or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 112.   GOVERNING LAW.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.


SECTION 113.   LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, principal (and premium, if any) or any Purchase Amount need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or Purchase Date, or at the Stated Maturity, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.


                                     ARTICLE TWO

                                    Security Forms

SECTION 201.   FORMS GENERALLY.

         The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereof, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

         Restricted Securities shall bear the legend required by Section 205.

         Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in substantially the form set forth in this Article. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in this Article (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Securities in registered form, in substantially the form set forth in this Article (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively referred to as the "Physical Securities."

         Securities resold by the Initial Purchasers to an Institutional Accredited Investor (the "IAI Securities") shall be issued in definitive, fully registered form without interest coupons, substantially in the form of Security set forth in this Article. IAI Securities shall be delivered to such Institutional Accredited Investor(s) only upon the execution and delivery to the Initial Purchasers, the Issuer and the Trustee of an Accredited Investor Letter, substantially in the form of the letter attached as Appendix A to the Offering Memorandum. Securities shall cease to be IAI Securities upon certain transfers as provided in Section 312.

SECTION 202.   FORM OF FACE OF SECURITY.

         [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE
ACT) (AN "ACCREDITED INVESTOR), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

         THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS

SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

         [INCLUDE IF SECURITY IS NOT AN EXCHANGE SECURITY -- THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 17, 1996, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS FROM TIME TO TIME OF SECURITIES.]

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF) DTC, ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]


                           PACKAGING RESOURCES INCORPORATED

                        11 5/8% Senior Secured Notes due 2003


No. __________                                                         $________

         Packaging Resources Incorporated, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on May 1, 2003, and to pay interest thereon from May 17, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 1996, at the rate of 11 5/8% per annum, until the principal hereof is paid or made available for payment.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If this Security is a Global Security, then notwithstanding the foregoing, each such payment will be made in accordance with the procedures of the Depositary as then in effect.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                       PACKAGING RESOURCES INCORPORATED



                                       By
                                         ------------------------------------


Attest:


- -----------------------------------

SECTION 203.   FORM OF REVERSE OF SECURITY.

         This Security is one of a duly authorized issue of Securities of the Company designated as its 11 5/8% Senior Secured Notes due 2003 (herein called the "Securities"), limited in aggregate principal amount to $110,000,000, issued and to be issued under an Indenture, dated as of May 17, 1996 (herein called the "Indenture"), between the Company and LaSalle National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities are secured by a pledge of the Collateral. The Collateral Agent shall be entitled to the benefits of the Liens on the Collateral under the Indenture and the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and of the Indenture, subject only to Permitted Collateral Liens, for the benefit of each Holder accepting a Security. In the event the Company shall enter into an Acquisition Financing Facility, the rights of the Holders in respect of the pledge of the Collateral will be subject to the terms of the Intercreditor and Collateral Agency Agreement to be entered into among the lenders under such Acquisition Financing Facility, the Collateral Agent and the Trustee, the form of which is available from the Company upon request by any Holder.

         No sinking fund is provided for the Securities. The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, at any time on or after May 1, 2000, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning May 1 of the years indicated,

                   Year                Redemption
                                          Price
                --------------    ---------------------
                   2000                   105.813%
                   2001                   102.906%
                   2002                   100%

and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemp-tion with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         Notwithstanding the foregoing, on or prior to May 1, 1999, the Company may redeem at any time or from time to time up to 30% of the aggregate principal amount of Securities originally issued at a redemption price of 111 5/8% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date, with the net proceeds of one or more Public Equity Offerings; PROVIDED that at least $70 million in aggregate principal amount of Securities remain outstanding immediately after such redemption; and PROVIDED further, that such redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

         In the case of any Public Equity Offering by Group, the Company shall apply to a redemption of the Securities to the extent permitted under the Indenture an amount not less than 50% of the Aggregate Net Proceeds of such Public Equity Offering. The Company has also agreed pursuant to the Indenture not to repurchase any Securities pursuant to open market or privately negotiated purchases until the expiration of twelve months following any Public Equity Offering.

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

         [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to he furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture provides that, subject to certain conditions, if (i) certain Net Proceeds are available to the Company as a result of Asset Sales or Collateral Loss Events, or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

         The Indenture contains provisions for defeasance at any time, upon compliance with certain conditions set forth therein, of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case together with the release of the Collateral from the Liens of the Security Documents.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Security Documents and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture and the Security Documents at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Security Documents, and certain past defaults under the Indenture and the Security Documents, and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of [IF SECURITY IS AN IAI SECURITY, INSERT -- $250,000 and any integral multiple of $1,000 above that amount] [IF THE SECURITY IS NOT AN IAI SECURITY, INSERT -- $1,000 and any integral multiple thereof]. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                               OPTION TO ELECT PURCHASE

         If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1016 or Section 1017 of the Indenture, check the appropriate box:

                   Section 1016        / /

                   Section 1017        / /


         If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1016 or Section 1017 of the Indenture, state the amount you elect to have purchased: $



Dated:                  Your Signature:
                                       --------------------
                        (Sign exactly as name appears
                        on the other side of this Security)



Signature Guarantee:
                   -----------------------------------
                   (Signature must be guaranteed by
                   a member firm of the New York Stock
                   Exchange or a commercial bank or
                   trust company)

                                   ASSIGNMENT FORM

         If you want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                 (Print or type name, address and zip code and social
                  security or tax ID number of assignee)

and irrevocably appoint _____________________________________, agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:                        Signed:
      -------------                 ----------------------------
                                     (Sign exactly as your name
                                      appears on the other side
                                      this Security)


Signature Guarantee:
                     ---------------------------------------------------

[INCLUDE IF SECURITY IS NOT AN EXCHANGE SECURITY -- In connection with any transfer of this Security occurring prior to the date which is the earlier of
(i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 17, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                     [CHECK ONE]

(1) / /  to the Company or a subsidiary thereof; or

(2) / /  pursuant to and in compliance with rule 144A under the Securities Act;
         or

(3) / / to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) / / outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) / / pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) / / pursuant to an effective registration statement under the Securities Act; or

(7) / / pursuant to another available exemption from the registration requirements of the Securities Act.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.



Date:                        Signed:
      -------------                 ----------------------------
                                     (Sign exactly as your name
                                      appears on the other side
                                      this Security)


Signature Guarantee:
                     ---------------------------------------------------

                 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:                        Signed:                           ]
       -------------                ---------------------------
                                    NOTICE:  To be executed by
                                    an executive officer


SECTION 204.   FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         This is one of the Securities referred to in the within-mentioned Indenture.


                                            LASALLE NATIONAL BANK,
                                                        AS TRUSTEE


                                            By
                                              ---------------------------
                                                       AUTHORIZED OFFICER


SECTION 205.   LEGEND ON RESTRICTED SECURITIES.

         During the period beginning on May 17, 1996 and ending on the date three years from such date, any Security including any Security issued in exchange therefor or in lieu thereof, shall be deemed a "Restricted Security" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 202; PROVIDED, HOWEVER, that the term "Restricted Security" shall not include any Securities as to which restrictions have been terminated in accordance with Section 305. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 202. Except as provided in Section 305 and

Section 312, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Company directing it to do so.


                                    ARTICLE THREE

                                    The Securities

SECTION 301.   TITLE AND TERMS.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $110,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1016, 1017 or 1108.

         The Securities shall be known and designated as the "11 5/8% Senior Secured Notes due 2003" of the Company. Their Stated Maturity shall be May 1, 2003 and they shall bear interest at the rate of 11 5/8% per annum, from May 17, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on May 1 and November 1, commencing November 1, 1996 until the principal thereof is paid or made available for payment.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the offices or agencies of the Company in Chicago, Illinois and the City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The Securities shall be redeemable as provided in Article Eleven.

         The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1016 and 1017.

         The Securities shall be subject to defeasance at the option of the Company as provided in Article Twelve.

SECTION 302.   DENOMINATIONS.

         The Securities shall be issuable only in registered form without coupons and, in the case of IAI Securities, initially in denominations of $250,000 and any integral multiple of $1,000 above that amount, or in the case of Securities other than IAI Securities, in denominations of $1,000 and any integral multiple thereof.


SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated and whether the Securities are to be Exchange Securities, and shall further specify the amount of such Securities to be issued as a Global Security, as Offshore Physical Securities or as U.S. Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


SECTION 304.   TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE, RESTRICTIONS ON TRANSFER.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 202, 205 and 312).

         At the option of the Holder and subject to the other provisions of this Section 305 and to Section 312, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Securities.

         Except as provided in the following sentence and in Section 312, all Securities originally issued hereunder and all Securities issued upon transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legend required by Sections 202 and 205, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities which are issued upon transfer of, or in exchange for, Securities which are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1016 or 1017 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 202 and 205, unless such restrictions on transfer shall be waived with the written consent of the Company, or terminated in accordance with this Section 305(b) or Section 312. The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

         The restrictions imposed by this Section 305 and Sections 202, 205 and 312 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar or any Transfer Agent in accordance with the provisions of this Section 305, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legends required by Sections 202 and 205. The Company shall inform the Trustee in writing of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement.

         As used in the preceding two paragraphs of this Section 305, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         (c) Neither the Trustee nor any of its agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.


SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

         (1)  The Company may elect to make payment of any Defaulted
    Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted
    Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted
    Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308.   PERSONS DEEMED OWNERS.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 309.   BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

         (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 202.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

         (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 312. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section 502.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 312, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 202.

         (f) The Holder of the Global Securities may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.



SECTION 310.   CANCELLATION.

         All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to
Section 1016 or 1017 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 311.   COMPUTATION OF INTEREST.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


SECTION 312.   SPECIAL TRANSFER PROVISIONS.

(a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i) the Security Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the legend required by Sections 202 and 205, if (x) the requested transfer is after May 17, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Security Registrar a certificate substantially in the form of Exhibit B hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Security Registrar a certificate substantially in the form of Exhibit C hereto, together, in the case of clause (i) or clause (2) with such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Security Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Security Registrar's procedures, whereupon (a) the Security Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

         If the Securities to be transferred consist of IAI Securities, the following shall apply: (x) if such IAI Securities are proposed to be transferred to an Institutional Accredited Investor which is not a QIB, (i) upon the registration of such transfer such Securities shall continue to be IAI Securities, and (ii) the Physical Securities authenticated and delivered in connection with such transfer shall be in denominations of $250,000 and any integral multiple of $1,000 above that amount; and (y) if such IAI Securities are proposed to be transferred to a Non-U.S. Person, (i) upon the registration of such transfer such Securities shall cease to be IAI Securities, (ii) the Physical Securities authenticated and delivered in connection with such transfer shall not contain the restriction on minimum denominations applicable to IAI Securities set forth on the form of reverse of security in Section 203 hereof, and (iii) such Physical Securities shall be in denominations of $1,000 and any integral multiple thereof.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (iii) If the Securities to be transferred consist of IAI Securities, upon the registration of such transfer according to this Section such Securities shall cease to be IAI Securities and may be evidenced by Physical Securities or interests in a Global Security in denominations of $1,000 and any integral multiple thereof.

         (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the legends required by Sections 202 and 205, the Security Registrar shall deliver Securities that do not bear such legends. Upon the transfer, exchange or replacement of Securities bearing the legends required by Sections 202 and 205, the Security Registrar shall deliver only Securities that bear such legends unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 312 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) GENERAL. By its acceptance of any Security bearing the legends required by Sections 202 and 205, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 312. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                     ARTICLE FOUR

                              Satisfaction and Discharge

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1)   either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                   (i)  have become due and payable, or

                   (ii)  will become due and payable at their
               Stated Maturity within one year, or

                   (iii)  are to be called for redemption
               within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.   APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                     ARTICLE FIVE

                                       Remedies

SECTION 501.   EVENTS OF DEFAULT.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

         (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

         (3) default on the applicable Purchase Date, in the purchase of Securities required to be purchased by the Company pursuant to an Offer to Purchase as to which an Offer has been mailed to Holders; or

         (4) default by the Company to comply with the covenants or agreements set forth in Section 801, 1016 or 1017; or

         (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (6) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company,

    Group or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company, Group or any Restricted Subsidiary of the Company) whether such Indebtedness or guarantee now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of or premium, if any, on, the principal of such Indebtedness when due and payable prior to the expiration of any applicable grace period with respect thereto (a "Payment Default") or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; or

         (7) any final judgment or order for the payment of money in excess of $3.0 million in the aggregate for all such final judgments or orders against all such Persons not covered by insurance (treating any deductibles, self-insurance or retention as not constituting such insurance coverage) shall be rendered against the Company, Group or any of Restricted Subsidiary of the Company and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $3.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (8)  the entry by a court having jurisdiction in the premises of
    (A) a decree or order for relief in respect of the Company, Group or any of the Company's Significant Restricted Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, Group or any of the Company's Significant Restricted Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, Group or any of the Company's Significant Restricted Subsidiaries under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Group or any of the Company's Significant Restricted Subsidiaries or of any substantial part of the property of the Company, Group or any of the Company's Significant Restricted Subsidiaries, or ordering the winding up or liquidation of the affairs of the Company, Group or any of the Company's Significant Restricted Subsidiaries and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

         (9) the commencement by the Company, Group or any of the Company's Significant Restricted Subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Company, Group or any of the Company's Significant Restricted Subsidiaries, as the case may be, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, Group or any of the Company's Significant Restricted Subsidiaries or of any substantial part of the property of the Company, Group or any of the Company's Significant Restricted Subsidiaries, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of their respective inability to pay their respective debts generally as they become due, or the taking of corporate action by the Company, Group or any of the Company's Significant

    Restricted Subsidiaries in furtherance of any such action; or

         (10) any of the Security Documents cease to be in full force and effect (other than in accordance with their respective terms or the terms hereof), or any of the Security Documents cease to give the Trustee the Liens, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company denies any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than any Permitted Collateral Liens.

         In the event of any Event of Default pursuant to the provisions of this Section 501 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 1101 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon acceleration of the maturity of the Notes pursuant to Section 502 hereof, anything in this Indenture or in the Securities to the contrary notwithstanding. If an Event of Default occurs prior to May 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to May 1, 2000 pursuant to Section 1101 hereof, then the amount payable for purposes of this paragraph shall be 105.813%, expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, if any, to the date of payment.


SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default (other than those specified in clause (8) or (9) of Section 501) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

         Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) or (9) of Section 501, all Outstanding Securities will IPSO FACTO become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

              (A)  all overdue interest on all Securities,

              (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and interest thereon at the rate borne by the Securities,

              (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

              (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

         (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
    Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if

         (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

         If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion, subject to applicable law, proceed to protect and enforce its rights and the rights of the Holders under this Indenture and under the applicable Security Documents, by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or warranty in the Security Documents or in aid of the exercise of any power granted therein, or to enforce any other proper remedy, including appointment of a receiver for the Collateral, taking possession of the Collateral, and foreclosure, realization and sale of Collateral pursuant to the terms of the Security Documents. The Trustee shall be entitled to sue and recover judgment as aforesaid to enforce any Lien of the Security Documents, in either case, either before, after or during the pendency of any other proceeding for the enforcement of any Lien of the Security Documents, and the right of the Trustee to recover such judgment shall not be affected by any sale under any of the Security Documents or by the exercise of any right, power or remedy for the enforcement of the provisions of any of the Security Documents, or the foreclosure or enforcement of any Lien of the Security Documents. No recovery of any such judgment upon any property of the Company shall affect or impair the Lien on the Collateral or any rights, powers or remedies of the Trustee or the Holders. Neither receipt by the Trustee nor any application whatsoever by the Trustee of insurance or other moneys under this Section 503 shall operate as payment or novation of the Company's obligations hereunder or as a reduction of the Liens created by the Security Documents.


SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), or the property of the Company or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized by the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.  APPLICATION OF MONEY COLLECTED.

         Any money collected by the Trustee pursuant to this Article, upon foreclosure of any Lien upon the Collateral granted pursuant to the Security Agreement or pursuant to any Intercreditor Agreement shall, subject to the provisions of such Intercreditor Agreement, if in effect, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the payment of all amounts due the Trustee under
    Section 607; and

         SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected (including amounts due and payable pursuant to an Offer to Purchase and amounts due and payable with respect to any such Securities which have been called for redemption), ratably, without preference or priority of any kind, according to the amounts due and payable on such

Securities for principal (and premium, if any), interest, and Repurchase
Amounts.


SECTION 507.  LIMITATION ON SUITS.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), any Repurchase Amount payable hereunder in respect of such Security and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  CONTROL BY HOLDERS.

         The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513.  WAIVER OF PAST DEFAULTS.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

         (1) in the payment of the principal of (or premium, if any) or interest on, or any Purchase Amount payable in respect of, any Security, or

         (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.


SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE SIX

                                     The Trustee

SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the Security Documents, and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default,


(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture,


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and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

         (i) this paragraph (c) shall not be construed to limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

         (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Security Document, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or


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affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.


SECTION 602.  NOTICE OF DEFAULTS.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Purchase Date pursuant to an Offer to Purchase under Section 1016 or 1017, and except in the case of a failure to comply with Article Eight hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.


SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

         Subject to the provisions of Section 601:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under the Security Documents, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;


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         (d)  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under the Security Documents in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under the Security Documents either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.


SECTION 604.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Security Documents or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


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SECTION 605.  MAY HOLD SECURITIES.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.


SECTION 606.  MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.


SECTION 607.  COMPENSATION AND REIMBURSEMENT.

         The Company agrees

         (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.


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SECTION 608.  DISQUALIFICATION; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 609.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and an established place of business in Chicago, Illinois or The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611 and execution of supplemental Security Documents, if required.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.


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         (d)  If at any time:

         (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided


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in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, including all rights, powers and trusts under each of the Security Documents, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


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

SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


SECTION 614.  APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating


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Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:


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

         This is one of the Securities described in the within-mentioned Indenture.



                                                 LASALLE NATIONAL BANK,
                                                             AS TRUSTEE



                                                 By                           ,
                                                   ---------------------------
                                                         AS AUTHENTICATING AGENT



                                                 By
                                                   ----------------------------
                                                              AUTHORIZED OFFICER


SECTION 615.  SEPARATE AND CO-TRUSTEE.

         (a) If at any time the Trustee shall deem it necessary or prudent so to do, the Trustee, at the expense of the Company, may appoint one or more Persons to act as separate trustees or co-trustees, jointly with the Trustee (except as set forth in subsection (b)(1) of this Section); and such Person shall have such powers and duties consistent with this Indenture and the Security Documents as shall be specified herein. The Trustee shall give notice of such appointment to the Holders and the Company. If the Trustee shall request the Company to do so, the Company shall join with the Trustee in the execution of a supplemental indenture evidencing such appointment, but the Trustee shall have the power to make such appointment without making such request or entering into any such supplemental indenture.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be subject to the following terms and conditions:

         (1) the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under applicable law of any State any non-resident trustee shall be incompetent or unqualified to perform or prohibited from exercising any such right or power, in which event such rights and powers shall be exercised and performed by such separate trustee or co-trustee, but only to the minimum extent required by such law,


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    and the Trustee, to the fullest extent permitted under such law, shall direct such separate or co-trustee in the exercise and performance of such rights and powers; and

         (2) the Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and upon the request of the Trustee, the Company shall join with the Trustee in the execution of all instruments necessary to make effective such resignation or removal, but the Trustee shall have the power to accept such resignation or make such removal without making such request of the Company (and a successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner provided in this Section).


                                    ARTICLE SEVEN

                  Holders' Lists and Reports by Trustee and Company

SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

         The Company will furnish or cause to be furnished to the Trustee

         (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 702.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to


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

the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.  REPORTS BY TRUSTEE.

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.


SECTION 704.  REPORTS BY COMPANY.

         (a) The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; PROVIDED that, such information which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required


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to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (b) The Company shall file with the Trustee such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be requested from time to time by the Trustee.


                                    ARTICLE EIGHT

                 Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Company shall not consolidate with or merge into any other Person (whether or not the Company is the surviving corporation) or sell, lease, license, transfer or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

         (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, lease, license, transfer, or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, lease, license, transfer, or other disposition shall have been made assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities, this Indenture and the Security Documents, including the Collateral Agent's uninterrupted Lien (subject to Permitted Collateral Liens) in respect of the Collateral;

         (3) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no


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

    Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

         (4) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, lease, license, transfer, or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 1009; and

         (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


SECTION 802.  SUCCESSOR SUBSTITUTED.

         Upon any consolidation, merger, sale, lease, license, transfer or other disposition in accordance with this Section, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease, license, transfer or other disposition is made shall succeed to, and be substituted for, the Company and may exercise every right and power of the Company under this Indenture or under the Security Documents with the same effect as if such successor had been named as the Company herein or under the Security Documents, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture, the Security Documents and the Securities.


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


                                     ARTICLE NINE

                     Supplements and Amendments to This Indenture
                              and the Security Documents

SECTION 901. SUPPLEMENTAL INDENTURES AND AMENDMENTS TO SECURITY DOCUMENTS WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or one or more amendments to the Security Documents, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities or the Security Documents; or

         (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein or in the Security Documents or the Securities conferred upon the Company; or

         (3)   to further secure the Securities; or

         (4) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any Security Document, or to make any other provisions with respect to matters or questions arising under this Indenture or any Security Document which shall not be inconsistent with the provisions herein or therein, PROVIDED that such action pursuant to this Clause (4) shall not adversely affect the interests of the Holders.


SECTION 902. SUPPLEMENTAL INDENTURES AND AMENDMENTS TO SECURITY DOCUMENTS WITH CONSENT OF HOLDERS.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution of the Company and the Trustee may enter into an indenture or indentures supplemental hereto or one or more amendments


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

to any Security Document for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any Security Document or of modifying in any manner the rights of the Holders under this Indenture or the rights or obligations of the parties to any Security Document; PROVIDED, HOWEVER, that no such supplemental indenture or amendment in respect of any Security Document shall, without the consent of the Holder of each Outstanding Security affected thereby,

         (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Security Documents;

         (2) reduce the principal amount of any Security or change the Stated Maturity of any Security;


         (3) reduce the Redemption Price, including premium, if any, payable upon the redemption of any Security, change the time at which at any Security may be redeemed or waive any redemption payment with respect to any Security;

         (4) reduce the Purchase Price payable upon the repurchase of any Security pursuant to Section 1016 or 1017, or change the time at which any Security may be repurchased thereunder or otherwise amend in any material respect (including through amendment of any of the definitions relating thereto) or waive the Company's obligation thereunder to make and consummate an Offer to Purchase in the event of a Change of Control or an Asset Sale;

         (5) reduce the rate of, or change the time for payment of, interest on any Security;

         (6) except as otherwise provided in this Indenture, waive a continuing Default or Event of Default in the payment of principal of, premium, if any, any Purchase Amount or interest on the Securities;

         (7) make any Security payable in money other than that stated in the Securities;

         (8) impair the right to institute suit for the enforcement of any payment of principal or interest on or after the Stated Maturity thereof, any payment of the Redemption Price (including premium, if any) on or after the applicable Redemption Date or any payment of the Purchase Amount on or after the applicable Purchase Date;

         (9) modify or amend this Indenture or the Security Documents, or take or fail to take any action, that would have the effect of impairing the Lien on the Collateral granted pursuant to the Security Documents or permitting any release of Collateral from such Lien except as expressly contemplated by this Indenture or the Security Documents; or

         (10)  make any change in the provisions of Section 508, Section 513,
    Section 1022 or in this sentence of this Section 902, except to increase any percentage contained in such Sections or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment to any Security Document, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES AND AMENDMENTS TO SECURITY DOCUMENTS.

         In executing, or accepting the additional trusts created by, any supplemental indenture or any amendment to any Security document permitted by this Article or the modifications thereby of the trusts created by this Indenture and the Security Documents, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or amendment is authorized or permitted by this Indenture or the Security Documents. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES AND AMENDMENTS TO SECURITY DOCUMENTS.

         Upon the execution of any supplemental indenture or any amendments to any Security Document under this Article, this Indenture or such Security Document, as the case may be, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


SECTION 907.   NOTICE OF SUPPLEMENTAL INDENTURES.

         Promptly after the execution of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice to all Holders of Securities, in the manner provided in Section 105, of such fact, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.


                                     ARTICLE TEN

                                      Covenants

SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

         The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of new York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it shall, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

         The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 1004.  STATEMENT BY OFFICERS AS TO DEFAULT.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.


SECTION 1005.  EXISTENCE.

         Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1006.  MAINTENANCE OF PROPERTIES.

         The Company shall cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.  PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1008.  RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Equity Interests of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or a Restricted Subsidiary of the Company); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities; (iv) pay an amount in any fiscal year in excess of $600,000 pursuant to the Management Services Agreement; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, the Fixed Charge Coverage Ratio would have been greater than 2.0 to 1 for Restricted Payments made on or prior to February 29, 2000 and greater than 2.25 to 1 for Restricted Payments made after February 29, 2000; and

         (c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof, shall not exceed the sum of
    (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing March 1, 1996 and ending on the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit); plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue, sale or exercise since the date hereof of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than (A) Equity Interests (or convertible debt securities) sold to, or exercised by, a Restricted Subsidiary of the Company, (B) Equity Interests the proceeds of which are applied as permitted by clause (ii) of the next succeeding paragraph and (C) Disqualified Stock or debt securities that have been converted into Disqualified Stock); plus (3) the aggregate cash received by the Company as capital contributions to the Company after the Issue Date (other than a capital contribution applied as permitted by clause (ii) of the next succeeding paragraph) plus (4) the amount of the net reduction in Investments in Unrestricted Subsidiaries of the Company resulting from (x) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary of the Company from Unrestricted Subsidiaries of the Company, (y) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the after-tax cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and

    (z) the redesignation of Unrestricted Subsidiaries of the Company as Restricted Subsidiaries of the Company (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of Unrestricted Subsidiary the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

         The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company, or the defeasance, redemption or repurchase of subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests (other than any Disqualified Stock) of the Company or out of the proceeds of a substantially concurrent cash capital contribution received by the Company; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net proceeds from an incurrence of Indebtedness incurred in a Permitted Refinancing (as hereinafter defined); (iv) a Restricted Payment by the Company pursuant to the Tax Sharing Agreement; (v) following consummation by Group of a Public Equity Offering, a Restricted Payment to Group in such amounts as may be necessary to pay operating and/or administrative expenses of Group, up to a maximum of $750,000 per year; and (vi) a Restricted Payment to Group of up to $32.0 million that is applied in full on the Issue Date to the payment of the redemption price of a portion of the outstanding 12.5% Notes. Any payments made pursuant to clauses (i), (iv) and
(v) of this paragraph will be, and any payments made pursuant to clauses (ii),
(iii) and (vi) will not be, deemed to be Restricted Payments for the purpose of clause (c) of the preceding paragraph.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1008 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 1009.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any share of Disqualified Stock or preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period would have been greater than 2.0 to 1 for Indebtedness incurred on or prior to February 28, 1998 and greater than 2.25 to 1 for Indebtedness incurred after February 28, 1998.

    The foregoing limitations shall not apply to:

     (i) Indebtedness incurred by the Company under the Senior Credit Facility or any replacement credit facility in an aggregate principal amount not to exceed the greater of (A) $20.0 million in principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder), less the aggregate amount of all repayments after the Issue Date that permanently reduce the commitment under the Senior Credit Facility or such replacement credit facility and (B) the Borrowing Base at the time such Indebtedness is incurred;

    (ii) Indebtedness incurred by the Company or any Guarantor in respect of Capital Lease Obligations or Purchase Money Obligations in an aggregate principal amount not to exceed $10.0 million at any time outstanding reduced by the principal amount of any such Indebtedness repaid with the Net Proceeds of Asset Sales (other than Purchase Money Obligations repaid with Net Proceeds of Asset Sales of the asset securing such Obligations);

   (iii) Existing Indebtedness outstanding on the date hereof;

    (iv) the incurrence by the Company or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance"), any Indebtedness incurred pursuant to clause (iii) above or this clause (iv) in whole or in part (the "Refinancing Indebtedness"); PROVIDED, HOWEVER, that
    (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so Refinanced (plus the amount of prepayment premium and reasonable expenses incurred in connection therewith); (2) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; (3) if the Indebtedness is subordinated in right of payment to the Securities, the Refinancing Indebtedness shall be subordinated in right of payment to the Securities on terms at least as favorable to the Holders of the Securities as those contained in the documentation governing the Indebtedness and (4) immediately after such Refinancing, the amount remaining outstanding or available under such Existing Indebtedness or such Refinancing Indebtedness being so Refinanced does not exceed the difference between (A) the amount outstanding under such Existing Indebtedness or such Refinancing Indebtedness immediately prior to such Refinancing together with any prepayment premium paid and expenses reasonably incurred by the Company in connection with such Refinancing MINUS (B) the amount of the Refinancing Indebtedness being incurred in such Refinancing (any such Refinancing being referred to herein as a "Permitted Refinancing");

     (v) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

    (vi) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries;

   (vii) Indebtedness of the Company attributable to any Currency Agreement, Commodity Agreement or Interest Rate Agreement;

   viii) Indebtedness arising from BONA FIDE agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company in compliance with Section 1016 (other than Guarantees of Indebtedness incurred by an Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary of the Company in connection with such disposition; and

    (ix) other Indebtedness in an aggregate principal amount not to exceed $5.0 million at any time outstanding.


SECTION 1010.  LIENS.

         In respect of property other than the Collateral, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens, on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom without at the same time effectively providing that the Securities be secured (A) equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured, or (B) in the event the obligations so secured are subordinate in right of payment to the Securities, prior to such obligations for so long as such obligations are so secured. In respect of the Collateral, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Collateral Liens, upon any of the Collateral.


SECTION 1011.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Restricted

Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (c) make loans or advances to the Company or any of its Restricted Subsidiaries or (d) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date hereof, (ii) this Indenture and the Securities, (iii) the Senior Credit Facility, as in effect on the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof after such date; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not more restrictive with respect to the provisions set forth in clauses (a), (b), (c) and (d) than those contained in the Senior Credit Facility, as in effect on the date hereof,
(iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (vi) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (viii) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement (subject only to customary closing conditions and termination provisions) that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets to be sold of such Subsidiary, PROVIDED that such restrictions apply solely to the Capital Stock or assets to be sold of such Subsidiary, and such sale or disposition is permitted under Section 1016, or
(ix) Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive with respect to the provisions set forth in clauses (a), (b), (c) and (d) above than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 1012.  TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary, as the case may be, with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an affirmative opinion as to the fairness to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view issued by an investment banking firm of national standing with expertise in underwriting non-investment grade debt securities; PROVIDED, HOWEVER, that (i) any employment agreement or stock option agreement (other than any such agreement involving options on Disqualified Stock) entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions between or among the Company and its Restricted Subsidiaries, (iii) transactions permitted by the provisions of Section 1008 hereof, (iv) the payment of reasonable fees or indemnities to directors of the Company or its Restricted Subsidiaries, (v) the payment in any fiscal quarter by the Company to HPH of an amount which, taken together with all other amounts paid by the Company in such fiscal quarter and the preceding three fiscal quarters does not exceed the Permitted Amount, (vi) any issuance of Equity Interests (other than Disqualified Stock) or other payments, awards or grants in Equity Interests pursuant to stock options and stock ownership plans (other than plans involving Disqualified Stock) of the Company entered into in the ordinary course of business and approved by the Board of Directors, (vii) payments pursuant to the Miner Purchase Agreement, and (viii) transactions and payments pursuant to the Equity Registration Rights Agreement dated as of June 30, 1993 among Group, UBS Capital Switzerland, New York Branch and Apollo, and the Debt Registration Rights Agreement dated as of June 30, 1993 among Group, Union Bank of Switzerland, New York Branch, Lion Advisors, L.P. and AIF II, L.P., in each case as in effect on the Issue Date or as thereafter amended in a manner that is not materially adverse to the Company or the Holders of the Securities, and the Stock and Warrant Holders Agreement, in each case shall not be deemed Affiliate Transactions.


SECTION 1013.  GUARANTEE OF THE SECURITIES.

         The Company shall not permit any Restricted Subsidiary to incur any Indebtedness or issue any preferred stock unless (i) such Restricted Subsidiary has executed and delivered to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall Guarantee all of the obligations of the Company with respect to the Securities on a senior basis together with an Opinion of Counsel to the effect that the supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance in all material respects with the terms of this Indenture or (ii) the total principal amount of Indebtedness and liquidation preference of preferred stock of such Restricted Subsidiary does not exceed $250,000 individually and, together with the total principal amount of Indebtedness and liquidation preference of preferred stock of all other Restricted Subsidiaries that are not Guarantors, does not exceed $500,000 in the aggregate.

         Any such Guarantee shall provide that such Restricted Subsidiary will, jointly and severally, unconditionally guarantee to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that the principal of, premium, if any, and interest on the Securities will be paid in full when due, whether at Maturity, on any Interest Payment Date, upon acceleration, call for redemption, any Offer to Purchase or otherwise, and interest on the overdue principal of, premium, and interest, if any, on the Securities and all other obligations of the Company to the Holders or the Trustee under this Indenture, the Security Documents and the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture, the Security Documents and the Securities. Failing payment when due of any amount so guaranteed for whatever reason, such Guarantor shall be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Article Five hereof. Any such Guarantor shall agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Guarantor.

         Any such Guarantee shall be limited in amount to the lesser of (i) the aggregate amount of the obligations of the Company under the Securities and this Indenture or (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code, 11 U.S.C. Section 101 ET SEQ.) or (B) left it with unreasonably small capital at the time its Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; PROVIDED, HOWEVER, that it shall be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to such Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of the creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii).

         Upon the sale or other disposition of a Restricted Subsidiary that is a Guarantor (other than to the Company or an Affiliate of the Company) permitted by this Indenture, such Restricted Subsidiary shall be released and relieved from all of its obligations under its Guarantee.


SECTION 1014.  LINE OF BUSINESS.

         For so long as any Securities are outstanding, the Company and its Restricted Subsidiaries shall engage primarily in the business of developing, manufacturing and marketing of rigid plastic packaging and plastic promotional beverage cups.

SECTION 1015.  IMPAIRMENT OF SECURITY INTEREST.

         Neither the Company nor any of its Subsidiaries shall take or omit to take any action that would have the result of adversely affecting or impairing the security interest in favor of the Collateral Agent, on behalf of itself and the Holders of the Securities, with respect to the Collateral, and neither the Company nor any of its Subsidiaries shall grant to any Person, or suffer any Person (other than the Company) to have (other than the Collateral Agent on behalf of the Trustee and the Holders of the Securities) any interest whatsoever in the Collateral except as expressly permitted by the Security Documents. Neither the Company nor any of its Subsidiaries shall enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than (i) lenders under an Acquisition Financing Facility pursuant to an Intercreditor Agreement and (ii) pursuant to the Indenture, the Securities and the Security Documents.


SECTION 1016.  ASSET SALES, COLLATERAL ASSET SALES AND COLLATERAL LOSS EVENTS.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sale, other than a Collateral Asset Sale, unless:

         (1) The Company or any such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

         (2) 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED, HOWEVER, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Securities) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and PROVIDED, FURTHER, that the 80% limitation referred to in this clause
    (2) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation.

         Within 360 days after the consummation of any such Asset Sale, the Company may apply, or cause the applicable Restricted Subsidiary to apply, all of the Net Proceeds from such Asset Sale for the following purposes, individually or in combination: (A) to the permanent repayment (in whole or in part) of Indebtedness under the Senior Credit Facility or other Senior Debt then outstanding (with a permanent reduction of availability in the case of Indebtedness under the Senior Credit Facility or other revolving credit borrowings) or (B) to invest in capital expenditures or other long-term tangible assets related to the business of the Company or in another business, in each case in the line of business described in Section 1014. Pending the final application of any such Net Proceeds, the Company or the applicable Restricted Subsidiary may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from such Asset Sale that are not applied or invested as provided in clause (A) or (B) of this paragraph shall be deemed to constitute "Excess Proceeds".

         (b) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Collateral Asset Sale, unless

         (1) the Company or any such Restricted Subsidiary, as the case may be, receives consideration at the time of such Collateral Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and

         (2) 90% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; PROVIDED, HOWEVER, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Securities) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and PROVIDED, FURTHER, that the 90% limitation referred to in this clause (2) shall not apply to any Collateral Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Collateral Asset Sale complied with the aforementioned 90% limitation;

         (3) the Net Proceeds of such Collateral Asset Sale shall be paid directly by the purchaser thereof to the Trustee and deposited into the Cash Collateral Account pending application as provided below; and

         (4) the Company takes such other actions, at its sole expense, as may be required to permit the Collateral Agent to release the Collateral being sold from the Lien of the Security Documents, and to ensure that the Trustee has from the date of such deposit a first priority Lien (subject to Permitted Collateral Liens) on such Net Proceeds in the Cash Collateral Account pursuant to the terms of the applicable Security Document.

         Within 360 days after the consummation of such Collateral Asset Sale, the Company may apply all of the Net Proceeds from such Collateral Asset Sale to purchase or otherwise invest in Replacement Collateral, provided that, (A) prior to such investment, the Company shall deliver to the Trustee an Officers' Certificate dated no more than 30 days prior to the date of consummation of such investment, certifying that the purchase price of such Replacement Collateral does not exceed the fair market value of such Replacement Collateral as determined in good faith by the Board of Directors and (B) the Company shall take such actions, at its sole expense, as shall be required to release such Net Proceeds from the Lien of the Security Documents and to ensure that the Collateral Agent has, from the date of such investment, a first priority security interest in the Replacement Collateral. Any Net Proceeds from such Collateral Asset Sale that are not applied or invested as provided in this paragraph shall be deemed to constitute "Excess Proceeds".

         (c) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, suffer or permit a Collateral Loss Event unless

         (1) the Net Proceeds therefrom are paid directly by the party providing such Net Proceeds to the Trustee and deposited in the Cash Collateral Account; and

         (2) the Company takes such actions, at its sole expense, as shall be required to ensure that the Trustee has from the date of such deposit a first priority security interest (subject to Permitted Collateral Liens) on such Net Proceeds in the Cash Collateral Account pursuant to the terms of the applicable Security Document.

         Within 270 days of receipt of the Net Proceeds from such Collateral Loss Event, the Company or the applicable Restricted Subsidiary may apply all such Net Proceeds for the following purposes, individually or in combination:
(A) to purchase or otherwise invest in Replacement Collateral or (B) to Restore the relevant Collateral. In the event that the Company elects to Restore the relevant Collateral pursuant to the foregoing clause (B), within 90 days of receipt of such Net Proceeds from a Collateral Loss Event, the Company shall (x) give the Trustee irrevocable written notice of such election and (y) enter into a binding commitment to Restore the relevant Collateral, a copy of which shall be supplied to the Trustee, and shall carry out such Restoration with due diligence and complete such Restoration within 270 days from the date of such binding commitment. Any Net Proceeds of such Collateral Loss Event that are not applied or invested as provided in this paragraph shall be deemed to constitute "Excess Proceeds".

         (d) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall make an Offer to Purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (rounded down to the nearest $1,000), at a Purchase Price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Purchase Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 307. To the extent that the aggregate amount of Securities tendered pursuant to such Offer to Purchase is less than the Excess Proceeds, (i) amounts remaining on deposit in the Cash Collateral Account shall be retained therein and shall continue to be subject to the Lien of the Security Documents and may be used by the Company to purchase or invest in Replacement Collateral at any time and from time to time, and (ii) any remaining deficiency not so deposited may be used by the Company for general corporate purposes. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

         (e) The Company shall not be entitled to any credit against its obligations under this Section 1016 for the principal amount of any Securities acquired by the Company otherwise than pursuant to the Offer to Purchase pursuant to this Section 1016.

         (f) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 1016, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Proceeds from the Asset Sale pursuant to which such Offer is being made, including, if amounts are invested in assets related to the business, the actual assets acquired and (iii) the compliance of such allocation with the provisions of this Section 1016.

         (g) The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

         (h) In the event that the Company decides to apply any portion of the Net Proceeds from a Collateral Asset Sale or Collateral Loss Event, respectively, to make an Offer to Purchase as required or permitted by this
Section 1016, the Company shall take such actions, at its sole expense, as shall be required to release at the time of the consummation of such Offer such Net Proceeds as may be required to effect such consummation from the Lien of the Security Documents. Upon receipt of an appropriate Opinion of Counsel pursuant to Section 102, the Trustee shall, on the Purchase Date release such Net Proceeds as may be required to effect such consummation from the Lien of the Security Documents.


SECTION 1017.  CHANGE OF CONTROL.

         (a) The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the Purchase Date (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307).

         (b) The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.


SECTION 1018.  OBLIGATION TO SEEK CONSENT FOR OFFER TO PURCHASE.

         Prior to the time required for the mailing of an Offer with respect to an Offer to Purchase pursuant to Section 1016 or 1017, the Company shall in good faith (i) seek to obtain any required consent under the Senior Credit Facility or any other Indebtedness of the Company so as to permit the making of the Offer to Purchase and the purchase of Securities pursuant to said Sections, or (ii) repay all or a portion of the Company's outstanding Indebtedness to the extent necessary (including, if necessary, payment in full of such Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the making of the Offer to Purchase and the purchase of Securities pursuant to said Sections without such consent or (iii) attempt to refinance any Indebtedness containing a prohibition on such Offer to Purchase. Following compliance by the Company with the requirements of the foregoing sentence, and regardless of whether such consent, repayment or refinancing is obtained, the Company shall, within the time required for the mailing of an Offer with respect to an Offer to Purchase pursuant to Section 1016 or 1017, as applicable, mail such Offer. In the event the Company shall not comply with the requirements contained in the first sentence of this Section 1018, the Company shall nonetheless, within such time, mail such Offer.


SECTION 1019.  REPORTS AND DELIVERY OF CERTAIN INFORMATION.

         Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall furnish to the Holders of the Securities (i) all quarterly and annual financial information that is substantially equivalent to that which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that are substantially equivalent to that which would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. So long as any of the Securities remain Outstanding, the Company shall make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Securities for securities identical in all material respects which have been registered under the Securities Act or until such time as the Holders thereof have disposed of such Securities pursuant to an effective registration statement under the Securities Act.


SECTION 1020.  RESALE OF CERTAIN SECURITIES.

         During the period beginning on the Issue Date and ending on the date that is three years from the Issue Date, the Company shall not, and shall not permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.


SECTION 1021.  BOOK-ENTRY SYSTEM.

         If the Securities cease to trade in the Depositary's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.


SECTION 1022.  WAIVER OF CERTAIN COVENANTS.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1005 to 1019 inclusive, if before the time for such compliance the Holders of at least
66 2/3% in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; PROVIDED, HOWEVER, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.


                                 ARTICLE ELEVEN

                     Redemption and Repurchase of Securities

SECTION 1101.  RIGHT OF REDEMPTION.

          The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after May 1, 2000, at the Redemption Prices specified in the form of Security hereinbefore set forth together with accrued interest to the Redemption Date. Notwithstanding the foregoing, on or prior to May 1, 1999, the Company may redeem at any time or from time to time up to 30% of the aggregate principal amount of Securities originally issued at a redemption price of 111 5/8% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; PROVIDED that at least $70 million in aggregate principal amount of Securities remain outstanding immediately after such redemption; and PROVIDED FURTHER, that such redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering. In the case of any Public Equity Offering by Group, the Company shall apply to a redemption of Securities, to the extent permitted under this Section 1101 an amount not less that 50% of the Aggregate Net Proceeds of such Public Equity Offering. The Company shall not repurchase any Securities pursuant to open market or privately negotiated purchases until the expiration of twelve months following any Public Equity Offering.


SECTION 1102.  APPLICABILITY OF ARTICLE.

          Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.


SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1105.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.


SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more

Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.


SECTION 1108.  SECURITIES REDEEMED IN PART.

          Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute the Security and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


SECTION 1109.  MANDATORY REDEMPTION.

          Subject to the Company's obligation to make an offer to purchase or redeem the Securities under certain circumstances pursuant to Sections 1016 and 1017 hereof, the Company shall have no mandatory redemption or sinking fund obligations with respect to the Securities.


                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

SECTION 1201.  COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

          (a) The Company may at its option by Board Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.


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


          (b) If the Company elects to have either Section 1202 or 1203 hereof applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve, then upon request of the Company and after the effective time of such defeasance or covenant defeasance, the Trustee shall release all Collateral subject to a Lien held by the Trustee pursuant to the Security Documents other than the defeasance trust (as defined in Section 1204 hereof).


SECTION 1202.  DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.


SECTION 1203.  COVENANT DEFEASANCE.

          Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1006 through 1019, inclusive, and Clause (4) of
Section 801, (ii) the occurrence of an event specified in Sections 501(3), 501(4) (with respect to Clause (4) of Section 801 and with respect to Sections 1016 and 1017), 501(5) (with respect to any of Sections 1006 through 1019,


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


inclusive), 501(6), 501(7) and 501(10) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Clause, or by reason of any reference in any such Section or Clause, to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.


SECTION 1204.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust (the "defeasance trust") for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any), and each instalment of interest on the Securities, and any other obligations owing to the Holders under the Securities, this Indenture or the Security Documents on the Stated Maturity or on the applicable Redemption Date or Purchase Date, as the case may be, of such principal, premium or instalment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are


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     (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          (3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.


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


          (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(8) and (9) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

          (6) On or prior to the 91st day following the deposit, the Company shall have delivered to the Trustee an Opinion of Counsel stating that after the 91st day following such deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) The Company shall have delivered to the Trustee an Officers' Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company;

          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

          (9) The Company shall have delivered to the Trustee an Opinion of Counsel stating that such defeasance or covenant defeasance shall not result in the defeasance trust constituting an investment company as defined in the Investment Company Act of 1940, as amended, or that such trust is qualified under such act or exempt from regulation thereunder.


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SECTION 1205.  DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
               TRUST; OTHER MISCELLANEOUS PROVISIONS.

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee, or other qualifying trustee (collectively, for purposes of this Section 1205, the "Trustee"), pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.


SECTION 1206.  REINSTATEMENT.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or


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


interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


                                ARTICLE THIRTEEN

                        Collateral And Security Documents

SECTION 1301.  SECURITY DOCUMENTS.

          (a) As general and continuing security for the due repayment and satisfaction of all present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Indenture, including without limitation, the Securities and any ultimate unpaid balance thereof and to secure the due performance of all of the other present and future obligations of the Company to the Trustee (including obligations under Section 607 hereof) and the Holders under this Indenture, each Security Document and the Securities, the Company for all purposes, has entered into the Security Documents and pledged the Collateral.

          (b) The Company covenants and agrees that it has full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral, in the manner and form done in the Security Documents, or intended to be done, free and clear of all Liens whatsoever (other than Permitted Collateral Liens), and that (i) it will forever warrant and defend the title to the same against the claims of all persons whatsoever (except as to Permitted Collateral Liens), (ii) it will execute, acknowledge and deliver to the Trustee and the Collateral Agent such further assignments, transfers, assurances or other instruments as the Trustee or the Collateral Agent may require or request, and (iii) it will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee or the Collateral Agent, to assume and confirm to the Trustee and the Collateral Agent the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and of the Securities. The Company further covenants and agrees that each Security Document, as applicable, creates or will create, as the case may be, a direct and valid first-ranking security interest (subject to Permitted Collateral Liens) on the Collateral subject thereto.


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SECTION 1302.  RECORDING.

          The Company will cause, at its own expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law in order to preserve, protect and maintain the perfected first-ranking Liens of the Security Documents and all parts of the Collateral and to effectuate and preserve the security of the Holders and all rights of the Collateral Agents. The Company will pay all mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable laws and regulations in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.

          The Company shall furnish to the Collateral Agents:

          (1) promptly after the execution and delivery of this Indenture or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such counsel, this Indenture, the Security Documents, and all other instruments of further assurance have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Security Documents, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Collateral Agent hereunder and under the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective;

          (2) within three months after each anniversary of the date of this Indenture, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture, (y) the Security Documents, and all supplemental indentures and amendments thereto, and
     (z) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the Lien of each such Security


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


     Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the rights of the Holders and the Trustee hereunder, the rights of the Collateral Agent under the Security Documents, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens; and

          (3) promptly after the execution and delivery of this Indenture the commitment of a title insurance company reasonably satisfactory to the Collateral Agent agreeing to issue to the Collateral Agent, for the benefit of the Holders, lenders policies of title insurance relating to the Collateral which constitutes real property.


SECTION 1303.  POSSESSION OF THE COLLATERAL AND THE CASH COLLATERAL ACCOUNT.

          (a) Subject to Article Fourteen, until the security provided by the Security Documents becomes enforceable, the Company may possess, manage, operate and enjoy, as applicable, the Collateral in accordance with the terms of the Security Documents.

          (b) Notwithstanding the foregoing, all moneys received by the Trustee for the release of any part of the Collateral, all proceeds in respect of the Collateral received by the Trustee, and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in accordance with this Indenture shall be held by the Trustee, as security for the obligations of the Company under this Indenture and the Security Documents until applied in accordance with the terms of this Indenture. Neither receipt by the Trustee, nor any application whatsoever by the Trustee of any moneys under this Subsection (b) shall operate as payment or novation of the Company's indebtedness under this Indenture or the Security Documents, or as a reduction of the mortgages, pledges and charges created under the Security Documents, notwithstanding any law, usage or custom to the contrary.


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SECTION 1304.  SUITS TO PROTECT THE COLLATERAL.

          The Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee.


SECTION 1305. RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS; PARTIAL RELEASE.

          (a) In the event that the Company delivers an Officer's Certificate certifying that all obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Four or Article Twelve, the Trustee shall (i) to the extent the satisfaction and discharge of the Security Documents is given in accordance with Article Four or Section 1202 deliver to the Holders a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in and to the Collateral and under this Indenture and the Security Documents, and, upon and after the receipt by the Holders of such notice, the Collateral Agent shall not be deemed to hold any of the Collateral pursuant to this Indenture and the Security Documents for the benefit of the Trustee or the Holders; or (ii) otherwise disclaim and give up any and all rights it has in and to the Collateral, and any rights it has under any of the Security Documents, and the Collateral Agent shall not be deemed to hold any of the Collateral for the benefit of the Holders.

          (b) Subject to the rights of any lender under an Acquisition Financing Facility, upon compliance by the Company with the conditions set forth below in respect of any Asset Sale, the Trustee will release, or instruct the


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Collateral Agent to release,  assets constituting Collateral subject to such
Asset Sale ("Released Interests") from the Lien of the Security Documents and reconvey, or instruct the Collateral Agent to reconvey, the Released Interests to the Company. Subject to the rights of any lender under an Acquisition Financing Facility, the Company will have the right to obtain a release of Released Interests upon compliance with the condition that the Company deliver to the Trustee the following:

          (1) Notice from the Company pursuant to an Officers' Certificate requesting the release of the Released Interests, and (i) describing the proposed Released Interests; (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date");
     (iii) stating that the purchase price to be received is at least equal to the fair market value of the Released Interest; (iv) stating that the release of such Released Interests will not interfere with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral;
     (v) confirming the sale of, or an agreement to sell, such Released Interests in a BONA FIDE sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to a Person that is an Affiliate, confirming that such sale is made in compliance with the provisions of Section 1012; (vi) certifying that such Asset Sale complies with the terms and conditions of Section 1016; and (vii) in the event there is to be a substitution of Replacement Collateral for the Collateral subject to the Asset Sale, specifying the property intended to be substituted for the Collateral to be disposed of;

          (2) An Officers' Certificate of the Company stating that (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of Section 1016; (ii) all Net Proceeds from the sale of any of the Released Interests will be applied pursuant to the provisions of
     Section 1016, (iii) there is no Default (unless the Default Release Conditions are complied with) or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale;
     (iv) the release of the Collateral will not result in a Default or Event of Default under this Indenture or any Security Document; and (v) all conditions precedent in the Indenture relating to the release in question have been complied with; and


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


          (3) All documentation required by the Trust Indenture Act, if any, prior to the release of Collateral by the Trustee and the Collateral Agent on behalf of the Trustee and the Holders, and, in the event there is to be a substitution of Replacement Collateral for the Collateral subject to the Asset Sale, all documentation necessary to effect the substitution of such Replacement Collateral.

          (c) With respect to any release of Released Interests requested by the Company in connection with any Asset Sale by the Company or a Restricted Subsidiary of the Company, if a Default is in effect or continuing on the date of the Officers' Certificate referred to in clause (b)(2) above, on the applicable Valuation Date or on the date of such Asset Sale, "Default Release Conditions" mean, as a condition to such release, (i) the receipt by the Company and delivery to the Trustee of (A) an appraisal by an independent third party appraiser of the value of the Released Interests as of the applicable Valuation Date (the "Appraised Value"), in the case of any Asset Sale other than an Asset Sale involving the sale, as a going concern, of a business or line of business (a "Business Sale"), which Appraised Value shall be less than or equal to the consideration to be received by the Company or such Restricted Subsidiary pursuant to such Asset Sale, or (B) in the case of an Asset Sale involving a Business Sale, an affirmative opinion issued by an investment banking firm of national standing with expertise in underwriting non-investment grade debt securities as to the fairness to the Company or the Restricted Subsidiary of the Company engaging in such Asset Sale, as the case may be, from a financial point of view of the consideration to be received by the Company or such Restricted Subsidiary in such Asset Sale in exchange for the assets proposed to be sold,
(ii) 100% of the consideration to be received in such Asset Sale shall be in the form of cash and (iii) the Net Proceeds of such Asset Sale shall, concurrently with the release of the Released Interests, be deposited in the Cash Collateral Account and retained therein pending application as provided in the next succeeding sentence and the Company shall have taken such other actions, at its sole expense, as may be required to ensure that the Trustee holds a first priority Lien on such Net Proceeds. Such Net Proceeds shall constitute Excess Proceeds for purposes of determining the time at which the Company shall be required to make an Offer to Purchase according to Section 1016 and shall be applied solely (i) to purchase Securities tendered pursuant to an Offer to Purchase and (ii) following the Purchase Date with respect to such an Offer to Purchase, to the extent such Net Proceeds remain on deposit in the Cash Collateral Account, to purchase or invest in Replacement Collateral at any time or from time to time.

          (d) The release of any Collateral from the terms hereof or from the terms of any of the Security Documents, or the release, in whole or in part, of the Lien created hereby or by any and all of the Security Documents, will not be deemed to impair the Lien described in Section 1301 in contravention of the provisions of this Indenture if and to the extent the Collateral or Lien are released pursuant to, and in accordance with, the Security Documents and pursuant to, and in accordance with, the terms hereof. The Trustee and each of the Holders acknowledge that a release of any of the Collateral or any part of the Lien in accordance with the terms of any of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Lien in contravention of the terms of this Indenture. To the extent applicable, the Company shall comply with Section 314 of the Trust Indenture Act relating to the release of property or securities from the security interest in the Collateral. Any certificate or opinion required by Section 314 of the Trust Indenture Act shall be set forth in an Officer's Certificate, except in cases in which
Section 1305 of this Indenture or Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.


SECTION 1306.  CERTAIN DISPOSITIONS OF COLLATERAL WITHOUT RELEASE.

          (a) So long as no Default or Event of Default shall have occurred and be continuing, the Company may, without any release or consent by the Trustee, sell or otherwise dispose of Collateral pursuant to a Permitted Collateral Disposition.

          (b) In the event that the Company has made or proposed to make a Permitted Collateral Disposition, the Company may request the Trustee to furnish a written disclaimer, release or quitclaim of, and written instructions to the Collateral Agent to execute and deliver to the Company such a disclaimer, release or quitclaim of, any interest in the property conveyed pursuant to such Permitted Collateral Disposition under any of the Security Documents, and the Trustee shall promptly execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the Permitted Collateral Disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating and demonstrating that such property is property which by the provisions of this Section 1306 may be disposed of by the Company without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the disposition made or proposed to be made was or will be duly made by the Company in conformity with Section 1306(a) and that the execution of such written disclaimer, release or quitclaim, or instruction to the Collateral Agent, is appropriate to confirm the propriety of such disposition under this
Section 1306.


SECTION 1307.  COLLATERAL AGENT.

          So long as the Trustee acts as Collateral Agent under this Indenture or the Intercreditor Agreement, the Trustee may, from time to time, appoint one or more additional Collateral Agents hereunder. Each of such additional Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Security Documents or which are specified in any Security Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of such Collateral Agent, for the ratable benefit of the Holders. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent.


SECTION 1308. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

          The Trustee is authorized to receive in its own name or through any Collateral Agent any funds for the benefit of the Holders distributed under the Security Documents and any Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.


                                ARTICLE FOURTEEN

                             Cash Collateral Account

SECTION 1401.  CASH COLLATERAL ACCOUNT.

          The Company hereby acknowledges the establishment of the Cash Collateral Account. As collateral security for the due, full and prompt payment or performance when due of all of the Account-Related Obligations (as defined below), the Company hereby grants to the Trustee on behalf of the Holders a continuing first-ranking Lien (subject to


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


Permitted Collateral Liens) upon and security interest in, and pledges and assigns to the Trustee on behalf of the Holders, all of the Company's right, title and interest in and to the Cash Collateral Account and all funds on deposit from time to time therein, together with all cash and non-cash proceeds and all investments made pursuant to Section 1402(d), together with all proceeds thereof and interest, earnings and distributions with respect thereto, inclusive of all increments thereto (collectively, the "Account Collateral"), except for Account Collateral distributed in accordance with the terms of this Indenture, until the termination of the Cash Collateral Account pursuant to the terms of this Indenture. "Account-Related Obligations" means all of the Company's present and future indebtedness, liabilities and obligations of any kind whatsoever, under, in connection with or relating to this Indenture, including, without limitation, the Securities and any ultimate unpaid balance thereof and to secure the due performance of all of the other present and future obligations of the Company to the Trustee (including obligations under Section 607 of this Indenture) and the Holders. From the date hereof and continuing until after satisfaction and discharge of this Indenture pursuant to Section 401 of this Indenture, the Cash Collateral Account shall be maintained with and managed by the Trustee, and the Trustee shall act with respect thereto only in accordance with this Indenture.


SECTION 1402.  TERMS OF CASH COLLATERAL ACCOUNT.

          (a) (i) From the date hereof and until satisfaction and discharge of this Indenture pursuant to Section 401, there shall be established by the Company a Cash Collateral Account with the Trustee in the name "Packaging Resources Incorporated, subject to the lien and security interest in favor of LaSalle National Bank" (or in the event a successor Trustee is appointed under this Indenture, a similar account shall be established consistently showing the name of such Trustee) which account shall be under the sole dominion and control of the Trustee acting in accordance with this Indenture.

        (ii) The Company shall have no right under the terms of the Cash Collateral Account established pursuant to clause (i) above, so long as any Security is Outstanding or other payments are due under this Indenture, to withdraw or instruct any Person to withdraw on its behalf any money from the Cash Collateral Account. No passbook, certificate of deposit or other similar instrument evidencing the Cash Collateral Account shall be issued, and the Trustee shall retain all contracts, receipts and other papers governing or evidencing the Cash Collateral Account. The Company shall deposit, or shall have deposited as required by this Indenture, from time to time into the Cash Collateral Account all Net Proceeds from any Collateral Asset Sale or Collateral Loss Event in the manner required by Section 1016. In addition, any income received by the Company or the Trustee with respect to the balance from time to time standing to the credit of the Cash Collateral Account shall be deposited in the Cash Collateral Account, and shall be applied to purchase Replacement Collateral pursuant to Section 1016, to purchase Securities pursuant to all Offers to Purchase made by the Company pursuant to
     Section 1016 following the date of such deposit or, in the case of proceeds deposited in the Cash Collateral Account as Net Proceeds from a Collateral Loss Event, to Restore the relevant Collateral. All right, title and interest in and to the Account Collateral shall vest in the Trustee, shall constitute part of the Collateral hereunder and shall not constitute payment of the obligations of the Company under Indenture or any Security Document or under the Securities, whether principal, premium, interest (including Defaulted Interest, and whether or not accruing after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) or otherwise, until applied thereto as hereinafter provided. In the event that any amount is required to be deposited in the Cash Collateral Account as aforesaid, the Company shall take such actions at its sole expense as shall be required to ensure that the Trustee has from the date of such deposit a first-ranking security interest (subject to Permitted Collateral Liens) on such deposit for the benefit of the Trustee and the Holders.

       (iii) For so long as the Securities are Outstanding, the Trustee shall not exercise any right of set-off or recoupment or similar right that it may otherwise have against the Cash Collateral Account to satisfy obligations of the Company to the Trustee (other than those obligations that may have arisen under the Security Documents and in respect of the Collateral).

          (b) Except as otherwise provided in Section 1016, or subsection (c) of this Section 1402, no amount (including interest on amounts on deposit in the Cash Collateral Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person from the Cash Collateral Account.

          (c) The balance from time to time standing to the credit of the Cash Collateral Account shall be released by the Trustee and distributed to the Company or any other Person entitled thereto only as permitted under
Section 1016; PROVIDED, HOWEVER, that the Trustee shall not distribute to the Company or such other Person any such funds at any time a Default or an Event of Default shall have occurred and is continuing.

          (d) The Trustee shall invest from time to time amounts on deposit in the Cash Collateral Account in U.S. Government Obligations maturing within 30 days from the date of acquisition thereof, or a longer period (not exceeding one year) if the Company certifies to the Trustee that the funds are set aside either: (x) to purchase or invest in Replacement Collateral pursuant to
Section 1016 in the event of a Collateral Asset Sale or Collateral Loss Event; or (y) to Restore the relevant Collateral in accordance with Section 1016 in the event of a Collateral Loss Event and the Trustee shall at all times have the exclusive right to make investment decisions with respect to amounts on deposit in the Cash Collateral Account. Such investments described above shall be held in the name of the Trustee and shall be under the sole dominion and control of the Trustee, pursuant to this Article Fourteen, subject to the rights of the Trustee under Article Five. Each such investment shall be either:

         (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Trustee (or, in the case of clause (2) of this sentence, in the name of the Depositary or its nominee), which (1) are promptly upon acquisition delivered (together with any appropriate instruments of transfer) to, and held by, the Trustee or an agent thereof (which shall not be the Company or any of its Affiliates) in the State of Illinois or
(2) held by of on behalf of the Depositary or its nominee, and credited to a securities account of the Trustee maintained with the Depositary; or

        (ii) maintained in book-entry form on the records of a Federal Reserve Bank and registered in the name of the Trustee, as depositary, in a book-entry securities account maintained with respect to such investment with the Federal Reserve Bank in the Federal Reserve District in which the Corporate Trust Office is located.

          The Company shall bear the risk of any realized losses incurred on such investments, and if any such realized loss shall occur on a day when the Company would not be permitted pursuant to subsection (a) of this Section 1402 to withdraw monies from the Cash Collateral Account, the Company shall promptly remit an amount equal to the amount of any such loss to the Trustee for credit to the Cash Collateral Account.


SECTION 1403. REPRESENTATIONS, WARRANTIES AND COVENANTS SPECIFIC TO THE CASH COLLATERAL ACCOUNT.

          The Company represents, warrants and covenants that the security interest on the Account Collateral granted pursuant to Section 1401 is and will remain (and the Company will make all such future filings and take all such future actions as may be necessary or desirable in order to ensure that it remains) a legal, valid, binding and enforceable Lien and security interest, securing the Account-Related Obligations, ranking prior and superior to all other Liens thereon (other than Permitted Collateral Liens), and covenants that it shall take all necessary action to cause and maintain a perfected first-ranking security interest (subject to Permitted Collateral Liens) in such Cash Collateral Account. The Company represents and warrants that as of the date hereof, all filings and other actions necessary or desirable for the purpose of registering notice of, perfecting and establishing the first-ranking priority of such security interest (subject to Permitted Collateral Liens) have been duly made or taken. At any time upon the reasonable request of the Trustee, the Company will, at the Company's sole expense, execute, acknowledge, deliver, record and/or file such documents or instruments in form reasonably satisfactory to the Trustee, and do such acts and things as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of such security interest or to further assure, evidence, preserve or protect the perfection, ranking or other benefits thereof.

                              --------------------


          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                             PACKAGING RESOURCES INCORPORATED


                                             By /s/ Howard Hoeper
                                               -------------------------------
                                               Name: Howard Hoeper
                                               Title: President


Attest:


Jerry Corirossi
- -------------------------

                                             LASALLE NATIONAL BANK


                                             By /s/ Sarah Webb
                                               -------------------------------
                                               Name: Sarah Webb
                                               Title: Vice President


Attest:


Laura H. Macky
- -------------------------

STATE OF ILLINOIS  )   ss.:
COOK COUNTY        )


          On the 16TH   day of May   , 1996, before me personally came    Howard
P. Hoeper       , to me known, who, being by me duly sworn, did depose and say
that [he --she] is   President                                        of
Packaging Resources Incorporated, one of the corporations described in and which executed the foregoing instrument; that [he -- she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he -- she] signed [his -- her] name thereto by like authority.



                                                          Rebecca C. Ambriz
                                                    ----------------------------





STATE OF ILLINOIS  )   ss.:
COOK COUNTY        )


          On the 16th   day of May  , 1996, before me personally came     Sarah
H. Webb         , to me known, who, being by me duly sworn, did depose and say
that [he --she] is     Vice President                                 of LaSalle
National Bank   , one of the corporations described in and which executed the foregoing instrument; that [he -- she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he -- she] signed [his -- her] name thereto by like authority.



                                                          Rebecca C. Ambriz
                                                    ----------------------------

                                                                       EXHIBIT B
                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS


                                                                __________, ____
LaSalle National Bank
135 South LaSalle, Suite 1825
Chicago, Illinois   60603
Attention:  Sarah Webb

          Re:  Packaging Resources Incorporated (the
               "Company") 11 5/8% Senior Secured
               Notes due 2003 (the "Notes")
               -------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of $_____ aggregate principal amount of the Notes, we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated May 10, 1996, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i)-(ii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 17, 1996 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within three years after the original issuance of the Notes, we will do so only (i) to the

     Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act),
     (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished that, prior to such transfer, furnishes (or has furnished on its behalf of a U.S. broker-dealer) to you a signed letter containing certain representatives and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company and the Initial Purchasers (as defined in the offering Memorandum) are entitled to reply upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                              Very truly yours,

                              [Name of Transferee]


                              By:
                                 ------------------------
                                   Authorized Signature

                                                                       EXHIBIT C

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S


                                                            __________, ____


LaSalle National Bank
135 South LaSalle, Suite 1825
Chicago, Illinois   60603

Attention:  Sarah Webb

          Re:  Packaging Resources Incorporated (the
               "Company") 11 5/8% Senior Secured
               Notes due 2003 (the "Notes")
               -------------------------------------
Ladies and Gentlemen:

          In connection with our proposed sale of $_________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          1. the offer of the Notes was not made to a person in the United
     States;

          2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
     (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          5. we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to reply upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                              Very truly yours,

                              [Name of Transferor]


                              By
                                -------------------------
                                  Authorized Signature


                                       C-2